Exhibit 3.2

~~SEVENTH~~EIGHTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

STEEL PARTNERS HOLDINGS L.P.

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~~SEVENTH~~ EIGHTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
STEEL PARTNERS HOLDINGS L.P.

THIS ~~SEVENTH~~ EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF STEEL PARTNERS HOLDINGS L.P. dated as of ~~October 12, 2017~~ February 20, 2020, is entered into by and among Steel Partners Holdings GP Inc., a Delaware corporation, as the General Partner and as the lawful agent and attorney-in-fact for the Limited Partners, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.

WHEREAS, the General Partner and the other parties thereto entered into that certain Agreement of Limited Partnership of the Partnership dated as of December 31, 2008 and subsequently entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership, Second Amended and Restated Agreement of Limited Partnership, Third Amended and Restated Agreement of Limited Partnership, Fourth Amended and Restated Agreement of Limited Partnership and Fifth Amended and Restated Agreement of Limited Partnership, each dated as of July 14, 2009, ~~and~~ Sixth Amended and Restated Agreement of Limited Partnership dated as of February 7, 2017 and Seventh Amended and Restated Agreement of Limited Partnership dated as of October 12, 2017 and amended as of January 15, 2020 (collectively, the “Original Agreement”);

WHEREAS, the General Partner desires to amend and restate the Original Agreement in its entirety to reflect various changes to the Original Agreement; and

~~WHEREAS, Section 13.1(i) of the Original Agreement permits the General Partner, without the approval of any Partner, any Unitholder or any other Person, to amend the Original Agreement in connection with the creation, authorization or issuance of any class or series of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to Section 5.5 of the Original Agreement;~~

WHEREAS, on February 20, 2020, Unitholders approved, by a majority of the voting power of the Outstanding Voting Units (excluding Voting Units owned by the Partnership, the General Partner and Persons they control) (as such terms are defined below), the amendment and restatement of the Original Agreement to extend the term of and revise the provisions of Section 4.9 thereof, designed to protect the tax benefits of the net operating loss carryforwards of the Company’s subsidiaries and portfolio companies;

NOW, THEREFORE, the General Partner, pursuant to its authority under Section 13.~~1(i)~~2 and the exercise of its discretion, does hereby amend and restate the Original Agreement to provide, in its entirety, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.   Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this ~~Seventh~~ Eighth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” shall have a correlative meaning).

“BHCA” means the U.S. Bank Holding Company Act of 1956, as amended, supplemented or restated from time to time and any successor to such statute.

“BHC Partner” has the meaning assigned to such term in Section 3.5.

“Board of Directors” means the Board of Directors of the General Partner.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Account” has the meaning assigned to such term in Section 6.1.

“Capital Account Alignment” has the meaning assigned to such term in Section 5.4(c).

“Capital Contribution” means any cash or cash equivalents or the fair market value of any other property that a Partner contributes to the Partnership pursuant to this Agreement.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date a Partnership Interest is relinquished to the Partnership; (d) the date a Partnership Interest (other than a de minimis interest) is issued as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of being a Partner; or (e) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b), (c), (d) and (e) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definitions of “Net Income” and “Net Loss” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for gross negligence, fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means (a) a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted from time to time by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or Preferred Units or (c) a certificate, in such form as may be adopted from time to time by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Class B Common Unit” means one of that certain class of Common Units with those special rights and obligations specified in this Agreement as being appurtenant to a “Class B Common Unit”.

“Class C Common Unit” means one of that certain class of Common Units with those special rights and obligations specified in this Agreement and in Section 2 of the Incentive Unit Agreement as being appurtenant to a “Class C Common Unit”.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Common Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners having the rights and obligations specified with respect to Common Units in this Agreement. For the avoidance of doubt, the reference herein to “Common Units” includes Class B Common Units and Class C Common Units, but does not include the portion of Incentive Units not classified as Class C Common Units and/or regular Common Units, and the reference herein to “regular Common Units” includes all Common Units that are not Class B Common Units and are not Class C Common Units.

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Limited Partnership Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Sections 11.1 or 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“DGCL” means the General Corporation Law of the State of Delaware, as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board of Directors.

“Dissolution Event” means an event giving rise to the dissolution of the Partnership in accordance with Section 12.1.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“ERISA Limited Partner” shall mean a Limited Partner that is (i) a plan subject to the provisions of Title I of ERISA, (ii) a plan that is not subject to Title I of ERISA but is subject to the prohibited transaction provisions of Section 4975 of the Code (e.g., IRAs and Keogh plans), (iii) a group trust, common or collective trust fund or insurance company separate or general account subject to ERISA or Section 4975 of the Code, and (iv) a passive or private investment fund whose underlying assets include “plan assets” (such as where plans described in (i) or (ii) above own 25% or more of a class of the investment fund’s equity interests determined pursuant to Section 3(42) of ERISA and any applicable regulations at 29 C.F.R. § 2510.3-101(f)).

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange” means the acquisition by the Partnership of SP II in connection with which SP II Master Fund was issued Units and the Partnership acquired a 100% limited partner interest in SP II, pursuant to and in accordance with the Exchange Agreement.

“Exchange Agreement” means the Exchange Agreement, dated as of the Exchange Closing Date, between the Partnership and SP II Master Fund, as the same may be amended or modified.

“Exchange Closing Date” means the closing date of the Exchange, which occurred on January 1, 2009.

“Fiscal Year” has the meaning assigned to such term in Section 8.2.

“General Partner” means Steel Partners Holdings GP Inc., a Delaware corporation, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as a general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the management interest of the General Partner in the Partnership, which includes any and all benefits to which a General Partner is entitled as provided in this Agreement, together with all obligations of a General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not have any rights to ownership or profit, or any rights to receive distributions from operations or the liquidation of the Partnership (other than with respect to any Limited Partner Interest held by it).

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power with respect to, or disposing of any Partnership Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Partnership Interests.

“Group Member” means a Person included in the Partnership Group.

“Incentive Unit Agreement” means the Incentive Unit Agreement, entered into effective as of May 11, 2012, by and between the Partnership and SPH SPV-I LLC, a Delaware limited liability company.

“Incentive Units” means those Partnership Interests described in Section 2 of the Incentive Unit Agreement.

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) the Manager, (d) any Person who is or was an Affiliate of the General Partner, any Departing General Partner or the Manager, (e) any Person who is or was a member, partner, Tax Matters Partner (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any Group Member, the General Partner, any Departing General Partner or the Manager or any Affiliate of any Group Member, the General Partner, any Departing General Partner or the Manager, (f) any Person who is or was serving at the request of the General Partner, any Departing General Partner or the Manager or any Affiliate of the General Partner, any Departing General Partner or the Manager as an officer, director, employee, member, partner, Tax Matters Partner (as defined in the Code), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (g) any Person the General Partner in its sole discretion designates as an “Indemnitee” for purposes of this Agreement in connection with activities of such Person on behalf of the Partnership, its predecessor or the Partnership Group, including but not limited to individuals who served as directors of WebFinancial.

“Independent Director” means a Director who meets the independence standards required to serve on an audit committee of a board of directors, as established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by any National Securities Exchange on which the Common Units are listed for trading.

“Initial Limited Partner” means the Organizational Limited Partner or its designee, in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Limited Partner” means, unless the context otherwise requires, the Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership. For purposes of the Delaware Limited Partnership Act, the Limited Partners shall constitute a single class or group of limited partners; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any Non-Voting Interest except as may otherwise be required by law.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Preferred Units, Non-Voting Interests, Incentive Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any Non-Voting Interest except as may otherwise be required by law.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidation Preference” means, in respect of any Preferred Units, the “Liquidation Preference” per Preferred Unit specified for such Preferred Units.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Limited Partnership Act.

“Manager” means SP General Services LLC, a Delaware limited liability company, as successor by assignment from Steel Partners LLC, a Delaware limited liability company.

“Management Agreement” means the Sixth Amended and Restated Management Agreement, entered into effective as of January 1, 2015, by and among SP Corporate Services LLC, a Delaware limited liability company, and the Manager.

“Merger” means the merger of WebFinancial with and into the Partnership pursuant to the Agreement of Merger, dated as of the Merger Closing Date, between WebFinancial and the Partnership, as the same may be amended or modified.

“Merger Closing Date” means the closing date of the Merger, which occurred on December 31, 2008.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act, any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act) or a Designated Offshore Securities Market (as such term is defined pursuant to Rule 902(b) as promulgated under the Securities Act) that the General Partner in its sole discretion shall designate as a National Securities Exchange for purposes of this Agreement.

“Net Income” and “Net Loss” for any taxable period means the taxable income or loss of the Partnership for such period as determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments (without duplication): (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be treated as deductible items; and (v) any item of income, gain, loss or deduction that is specially allocated for Section 704(b) book purposes pursuant to Section 5.4(e), Section 6.2(b) or Article XVI shall not be taken into account in computing Net Income or Net Loss.

“Non-Voting Interest” has the meaning assigned to such term in Section 3.5(a).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) with Special Director Approval.

“Organizational Limited Partner” means WebFinancial.

“Original Agreement” has the meaning set forth in the recitals.

“Outstanding” means, with respect to Limited Partner Interests, all Limited Partner Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided however that if at any time any Person or Group (other than the General Partner, the Manager or their respective Affiliates) Beneficially Owns 10% or more of any class of Outstanding Units, all such Units owned by such Person or Group in excess of 9.9% shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided further that the foregoing limitation shall not apply to any Person or Group that acquired 10% or more of any Units issued by the Partnership with the prior approval of the Board of Directors. Notwithstanding anything herein to the contrary, Limited Partnership Interests owned by the Partnership or its Subsidiaries shall not be entitled to be voted on any matter hereunder where a vote of Limited Partner Interests is required and shall be disregarded for purposes of calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Steel Partners Holdings L.P., a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Security” means any equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Preferred Units and Non-Voting Interests.

“Percentage Interest” means, as of any date of determination, (i) as to any holder of Common Units or Non-Voting Interests in its capacity as such, the product obtained by multiplying (a) 100% less the percentage applicable to the Units referred to in clause (ii) by (b) the quotient obtained by dividing (x) the number of Common Units or Non-Voting Interests held by such holder by (y) the total number of all Outstanding Common Units and Non-Voting Interests, and (ii) as to any holder of other Units in its capacity as such with respect to such Units, the percentage established for such Units by the General Partner as a part of the issuance of such Units. The Percentage Interest for any Preferred Units is as set forth in Article XVI.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Preferred Unit” means a Unit designated as a “Preferred Unit,” which entitles the holder thereof to a preference with respect to the payment of distributions over Common Units as set forth in Article XVI.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units and (b) when modifying Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Merger Closing Date or the final fiscal quarter prior to the termination of the Partnership, the portion of such fiscal quarter after the Merger Closing Date or prior to the date of termination, as applicable.

“Record Date” means the date established by the General Partner in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer. The Record Date for distributions on any Preferred Units is as set forth in Article XVI.

“Record Holder” means the Person in whose name a Partnership Interest is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.8.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Director Approval” means approval by a majority of the Independent Directors.

“Special LP Approval” means approval by the vote of the holders of a majority of the voting power of Outstanding Voting Units (excluding Voting Units owned by the Partnership, the General Partner and Persons they control).

“SP II” means Steel Partners II, L.P., a Delaware limited partnership.

“SP II Master Fund” means Steel Partners II Master Fund L.P., a Cayman Islands limited partnership.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (or interests entitling the holder to receive more than 50% of the profits and losses of such partnership) (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units, the Preferred Units or any other Partnership Securities that may hereinafter be issued; provided that if no Transfer Agent is specifically appointed for any other Partnership Securities, the General Partner shall act in such capacity.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units and Preferred Units but shall not include (i) a General Partner Interest or (ii) Non-Voting Interests.

“Unitholders” means the holders of Units.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied or any successor accounting principles that shall be generally applicable to the Partnership or its Subsidiaries.

“Voting Unit” means a Common Unit and any other Partnership Interest that is designated as a “Voting Unit” from time to time.

“WebFinancial” means WebFinancial Corporation, a Delaware corporation.

“WebFinancial Investor” means a Person who was a shareholder of WebFinancial immediately prior to the Merger (other than any Person with respect to whose shares of WebFinancial common stock appraisal rights have been (i) properly perfected (and not withdrawn) pursuant to Section 262 of the DGCL or (ii) otherwise granted by the Partnership).

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

SECTION 1.2.   Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

SECTION 2.1.   Formation.

The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Limited Partnership Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Limited Partnership Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

SECTION 2.2.   Name.

The name of the Partnership shall be “Steel Partners Holdings L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Partnership) and shall notify the Limited Partners of such change in the regular communication to the Limited Partners next following such filing.

SECTION 2.3.   Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Partnership), the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Partnership is located at 590 Madison Avenue, 32nd Floor, New York, NY 10022 or such other place as the General Partner in its sole discretion may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner is 590 Madison Avenue, 32nd Floor, New York, NY 10022 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

SECTION 2.4.   Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) act as a diversified holding company and engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner in its sole discretion and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to the Partnership or any Limited Partner or Record Holder to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

SECTION 2.5.   Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

SECTION 2.6.   Power of Attorney.

(a)   Each Limited Partner and Record Holder hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized managers and officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)   execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement authorized in accordance with the terms of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, this Agreement; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.5; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Partnership pursuant to Article XIV; and

(ii)   execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) to effectuate the terms or intent of this Agreement; provided that when required by Section 13.3 or any other provision of this Agreement that establishes a certain percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of such percentage of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)   The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Record Holder and the transfer of all or any portion of such Limited Partner’s or Record Holder’s Partnership Interest and shall extend to such Limited Partner’s or Record Holder’s heirs, successors, assigns, transferees and personal representatives. Each such Limited Partner or Record Holder hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner and Record Holder shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.7.   Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Limited Partnership Act and shall continue until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Limited Partnership Act.

SECTION 2.8.   Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates, or with Special Director Approval, one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the sole and exclusive use and benefit of the Partnership in accordance with the provisions of this Agreement; provided however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner in its sole discretion determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided further that prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

SECTION 2.9.   Certain Undertakings Relating to the Separateness of the Partnership.

(a)   Separateness Generally. The Partnership shall conduct its business and operations separate and apart from those of any other Person (other than the General Partner) in accordance with this Section 2.9.

(b)   Separate Records. The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements separate from those of any other Person except its consolidated Subsidiaries.

(c)   No Effect. Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

SECTION 3.1.   Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Limited Partnership Act.

SECTION 3.2.   Management of Business.

No Limited Partner, in its capacity as such, shall by virtue of its rights, powers or authority under this Agreement, be deemed to participate in the operation, management or control (within the meaning of the Delaware Limited Partnership Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any Limited Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner, any Limited Partner or any of their respective Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Limited Partnership Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

SECTION 3.3.   Outside Activities of the Limited Partners.

Any Limited Partner, directly or indirectly, through Affiliates or otherwise, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement or otherwise in any business ventures, direct or indirect, of any kind or character, of any Limited Partner, its Affiliates or otherwise.

SECTION 3.4.   Rights of Limited Partners.

(a)   In addition to other rights provided by this Agreement or by applicable law, and except as limited by Sections 3.4(b) and (c), each Limited Partner shall have the right, upon written demand, and for not later than five days following such demand, at such Limited Partner’s expense:

(i)   promptly after its becoming available, to obtain a copy of the Partnership’s U.S. federal, state and local income tax returns for each year; and

(ii)   to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

(b)   Notwithstanding the foregoing, no Limited Partner shall be entitled to obtain a list of the names or addresses of the Limited Partners; provided, however, that if a Limited Partner has made or intends to make or is considering making a proxy solicitation in connection with a meeting of the Limited Partners or action by written consent, or otherwise desires to communicate with Limited Partners, then upon the written request by any Limited Partner or Record Holder of Units entitled to vote at the meeting or to execute a written consent, and upon the execution of a customary confidentiality agreement, and for the limited purpose set forth therein, the General Partner shall either (i) provide the requesting Limited Partner or Record Holder with a list of the names and addresses of the Limited Partners or (ii) mail the requesting Limited Partner’s or Record Holder’s materials to the Limited Partners in connection with such meeting of the Limited Partners or action by written consent.

(c)   The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

SECTION 3.5.   Non-Voting Interests of BHC Partners.

(a)   Any Limited Partner Interest held for its own account by a BHC Partner that is determined at the time of admission of such BHC Partner to be in excess of 4.99% (or such lesser or greater percentage as may be permitted under Section 4(c)(6) of the BHCA or other applicable law) of the total Limited Partner Interests, excluding, for purposes of calculating this percentage, portions of any other Limited Partner Interests that are non-voting interests pursuant to this Section 3.5 (collectively, the “Non-Voting Interests”), shall be a Non-Voting Interest (whether or not subsequently transferred in whole or in part to any other Person except as provided in Section 3.5(d)). Upon the admission of any additional Limited Partner to the Partnership or any reduction of the total Limited Partner Interests (whether as a result of repurchases of Limited Partner Interests by the Partnership or otherwise), recalculation of the Limited Partner Interests held by all BHC Partners shall be made, and only that portion of the total Limited Partner Interests held by each BHC Partner (which shall include, solely for the purpose of calculating the total Limited Partner Interest of such BHC Partner, any Limited Partner Interest other than a Non-Voting Interest previously transferred by such BHC Partner to a Person who was a Limited Partner at the time of transfer) that is determined as of the date of such admission or reduction to be in excess of 4.99% (or such lesser or greater percentage as may be permitted under Section 4(c)(6) of the BHCA or other applicable law) of the total Limited Partner Interests, excluding Non-Voting Interests as of such date, shall be a Non-Voting Interest. Non-Voting Interests shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.

(b)   For purposes of this Agreement, the term “BHC Partner” shall mean any Limited Partner that is a bank holding company or a financial holding company, as defined in the BHCA or a non-bank subsidiary of such holding company and that receives its Limited Partner Interest as a distribution by SP II Master Fund or any of its Affiliates following the Exchange. For the avoidance of doubt, the term “BHC Partner” shall not include any Limited Partner that does not receive its Limited Partner Interest as a distribution by SP II Master Fund or any of its Affiliates following the Exchange, regardless of whether it is a bank holding company or a financial holding company under the BHCA.

(c)   Upon the request of any BHC Partner owning any Non-Voting Interests, the Partnership shall issue to such BHC Partner one or more certificates evidencing such Non-Voting Interests with such restrictive legends, including legends regarding the voting restrictions of the Non-Voting Interests, as the General Partner shall determine in its sole discretion.

(d)   A Non-Voting Interest shall cease to be a Non-Voting Interest and shall be entitled to the full voting and approval rights of Common Units or Preferred Units, as applicable, in the event that such Non-Voting Interest is transferred: (i) to the public in an offering registered under the Securities Act; (ii) in a transaction pursuant to Rule 144 or Rule 144A under the Securities Act in which no person acquires more than 2% of the Partnership’s total Limited Partner Interests; or (iii) in a single transaction to a third party who acquires at least a majority of the Partnership’s total Limited Partner Interests without regard to the transfer of any Non-Voting Interests.

(e)   Except as provided in this Section 3.5 and elsewhere in this Agreement, a Limited Partner Interest evidenced by a Non-Voting Interest shall be identical in all regards to a Limited Partner Interest evidenced by Common Units or Preferred Units, as applicable.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS

SECTION 4.1.   Certificates.

Upon the Partnership’s issuance of Common Units or Preferred Units to any Person, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Common Units or Preferred Units, as applicable, being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Interest and (b) upon the request of any Person owning any Partnership Securities other than Common Units pr Preferred Units, the Partnership shall issue to such Person one or more certificates evidencing such Partnership Securities other than Common Units or Preferred Units. Certificates shall be executed on behalf of the Partnership by the General Partner (and by any appropriate officer of the General Partner on behalf of the General Partner).

No Certificate evidencing Common Units or Preferred Units shall be valid for any purpose until it has been countersigned by the Transfer Agent, which the Partnership shall cause to occur as promptly as possible; provided however that if the General Partner elects to issue Common Units or Preferred Units in global form, the Certificates evidencing Common Units or Preferred Units, as applicable, shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing Common Units or Preferred Units, as applicable, have been duly registered in accordance with the directions of the Partnership.

SECTION 4.2.   Mutilated, Destroyed, Lost or Stolen Certificates.

(a)   If any mutilated Certificate evidencing Units is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Partnership Securities is surrendered to the General Partner, the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)   The appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)   makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)   requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)   if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner, in its sole discretion, may direct to indemnify the Partnership, the Partners, the General Partner and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)   satisfies any other reasonable requirements imposed by the General Partner.

If a Record Holder fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)   As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent or counsel to the Partnership, if applicable) reasonably connected therewith.

SECTION 4.3.   Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the owner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

SECTION 4.4.   Transfer Generally.

(a)   The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person who becomes the General Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage (but does not include any indirect transfers, such as due to a transfer of any interest in a Limited Partner).

(b)   No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV and, if applicable, Section 5.4(d) or Section 2(a)(ix) of the Incentive Unit Agreement. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV and, if applicable, Section 5.4(d) or Section 2(a)(ix) of the Incentive Unit Agreement shall be null and void.

(c)   Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the issued and outstanding limited liability company or other interests in the General Partner.

SECTION 4.5.   Registration and Transfer of Limited Partner Interests.

(a)   The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and Preferred Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units and Preferred Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b)   The Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)   Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partnership Interests shall be freely transferable. Partnership Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Partnership pursuant to Section 7.4(e) and under which such interests were issued.

SECTION 4.6.   Transfer of the General Partner’s General Partner Interest.

(a)   Subject to Section 4.6(c) below, the Partnership shall not transfer all or any part of its interests in the General Partner, and the General Partner shall not transfer all or any part of its General Partner Interest to a Person (other than the Partnership or a Subsidiary of the Partnership) unless such transfer (i) has been approved by the prior written consent or vote of Limited Partners holding at least 66 2∕3% of the voting power of the Outstanding Voting Units (including Voting Units held by the General Partner or its Affiliates), (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) subject to Special Director Approval, another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person (other than an individual) or the transfer by the General Partner of all, but not less than all, of its General Partner Interest to another Person (other than an individual) or (iii) the transfer by Steel Partners II GP LLC of the General Partnership Interest to Steel Partners Holdings GP LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership pursuant to the terms of the Exchange Agreement. Notwithstanding anything herein to the contrary, the Limited Partnership Interests issued to the General Partner pursuant to Section 5.1(d), shall be freely transferable by Steel Partners II GP LLC to any successor General Partner.

(b)   Subject to Section 4.6(c) below, in the event the Management Agreement is terminated, the General Partner may transfer all or any part of its General Partner Interest without Unitholder approval.

(c)   Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of such General Partner Interest, and the business of the Partnership shall continue without dissolution.

SECTION 4.7.   Restrictions on Transfers.

(a)   Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed), or (iv) cause the Partnership to be subjected to the provisions of the U.S. Investment Company Act of 1940, as amended.

(b)   The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to avoid a significant risk of (i) the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes or (ii) the Partnership being subjected to the provisions of the U.S. Investment Company Act of 1940, as amended. The General

Partner may impose such restrictions by amending this Agreement; provided however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must have, prior to such amendment being effected, Special LP Approval.

(c)   Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

(d)   Each Certificate evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form or such other form as the General Partner shall determine in its sole discretion:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF STEEL PARTNERS HOLDINGS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF STEEL PARTNERS HOLDINGS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, C) CAUSE STEEL PARTNERS HOLDINGS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED), OR (D) CAUSE STEEL PARTNERS HOLDINGS L.P. TO BE SUBJECTED TO THE PROVISIONS OF THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED. STEEL PARTNERS HOLDINGS GP INC., THE GENERAL PARTNER OF STEEL PARTNERS HOLDINGS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF STEEL PARTNERS HOLDINGS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES OR CAUSING STEEL PARTNERS HOLDINGS L.P. TO BE SUBJECTED TO THE PROVISIONS OF THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS TRADED.

SECTION 4.8.      Redemption of Partnership Interests of Certain Limited Partners.

(a)   If at any time the General Partner shall obtain an Opinion of Counsel to the effect that the ownership by a Limited Partner of a Limited Partner Interest would cause the Partnership or the General Partner to be in violation of, or to the effect that such Limited Partner is in violation of, the U.S. Bank Secrecy Act, the U.S. Money Laundering Act of 1986, the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the USA Patriot Act, or any other law or regulation to which the Partnership, the General Partner, or such Limited Partner’s investment in the Partnership may be subject from time to time, or, if at any time the General Partner, in its sole discretion, determines that the ownership by a Limited Partner that is an ERISA Limited Partner would create a substantial likelihood that the assets of the Partnership would be deemed to be “plan assets” for purposes of ERISA or the Code, or, if at any time the General Partner, in its sole discretion, determines that the ownership by a Limited Partner would create a substantial likelihood that the Partnership would become subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, or if at any time a Limited Partner fails to furnish information requested within the 30-day period specified in Section 4.8(b), the General Partner, in its sole discretion, may cause the Partnership to redeem the Limited Partner Interest of such Limited Partner as follows:

(i)   The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at its last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)   The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the General Partner in its sole discretion, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest annually at the midterm applicable federal rate for the month of the redemption as defined in Section 1274(d) of the Code and payable in five equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)   The Limited Partner or its duly authorized representative shall be entitled to receive the payment for Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificates, evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)   After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b)   Each Limited Partner shall, upon written request from the General Partner, promptly furnish to the General Partner such information as the General Partner may reasonably request from time to time in order to make a determination pursuant to this Section 4.8, but in no event later than 30 days after such request.

(c)   The provisions of this Section 4.8 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person.

SECTION 4.9.   Protection of Tax Benefits.

(a)   The following capitalized terms have the following meanings when used in this Section 4.9 with initial capital letters (and any references to any portions of Treas. Reg. § 1.382-2T shall include any successor provisions):

(i)   “Agent” has the meaning set forth in Section 4.9(e).

(ii)   “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of units of Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Units”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed “Derivatives Contracts.”

~~(ii)~~(iii)   “Effective Date” means ~~the date this Agreement is amended and restated to include this Section 4.9~~ February 20, 2020.

~~(iii)~~(iv)   “Excess Security” means any Partnership Instrument that, in whole or in part and/or together with one or more other Partnership Instruments, gives rise to or is otherwise the subject of (or, but for the application of this Section 4.9, would give rise to or otherwise would be the subject of) a Prohibited Transfer. If a Partnership Instrument becomes an Excess Security, in whole or in part, as a result of a Person’s Percentage Subsidiary Ownership in a Subsidiary, such Partnership Instrument shall remain and continue to be treated as an Excess Security, without regard to any concurrent or subsequent reduction in such Person’s Percentage Subsidiary Ownership of the Subsidiary.

~~(iv)~~(v)   “Expiration Date” means the earliest of (A) the close of business on the date that is the day after the third anniversary of the Effective Date, (B) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Section 4.9 is no longer necessary or desirable for the preservation of any Tax Benefits, (C) the close of business on the first day of a taxable year of the Partnership as to which the Board of Directors determines that no Tax Benefits may be carried forward or (D) such date as the Board of Directors shall fix in accordance with Section 4.9(m).

(vi)   “Grandfathered Owner” means any Person, together with all of its Affiliates and Associates, whose Percentage Ownership, as of January 17, 2020 (the “Announcement Date”), equals or exceeds the applicable Ownership Limit due to the application of the proviso in Section 4.9(a)(xxii). A Person shall cease to be a “Grandfathered Owner” if and when (1) such Person’s Percentage Ownership falls below the Ownership Limit; or (2) such Person increases its Percentage Ownership to an amount equal to or greater than the sum of (i) the lowest Percentage Ownership of such Grandfathered Owner as of any time from and after the Announcement Date plus (ii) 0.001%. For the avoidance of doubt, a Person shall not be a Grandfathered Owner if such Person’s Percentage Ownership, as determined solely by the direct, indirect and constructive ownership provisions of Section 382 of the Code and the Treasury Regulations thereunder, equals or exceeds the applicable Ownership Limit as of the Announcement Date.

(vii)   “Grandfathered Subsidiary Owner” means any Person, together with all of its Affiliates and Associates, whose Percentage Subsidiary Ownership, as of the Announcement Date, equals or exceeds the applicable Ownership Limit due to the application of the proviso in Section 4.9(a)(xxii). A Person shall cease to be a “Grandfathered Subsidiary Owner” if and when (1) such Person’s Percentage Subsidiary Ownership falls below the Ownership Limit; or (2) such Person increases its Percentage Subsidiary Ownership to an amount equal to or greater than the sum of (i) the lowest Percentage Subsidiary Ownership of such Grandfathered Subsidiary Owner as of any time from and after the Announcement Date plus (ii) 0.001%. For the avoidance of doubt, a Person shall not be a Grandfathered Subsidiary Owner if such Person’s Percentage Subsidiary Ownership, as determined solely by the direct, indirect and constructive ownership provisions of Section 382 of the Code and the Treasury Regulations thereunder, equals or exceeds the applicable Ownership Limit as of the Announcement Date.

~~(v)~~(viii)   “Ownership Limit” means, as determined with respect to a Person from time to time, (A) in the case of a Subsidiary, 4.25 percent of all interests that are treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) and (B) in the case of SPH Corporation, 4.25 percent, or, if and for so long as such Person has any Percentage Subsidiary Ownership (as determined from time to time) in any Subsidiary, such lesser percentage such that, after taking into account such Person’s Percentage Subsidiary Ownership of any Subsidiary, such Person would not be a Prohibited Subsidiary Owner with respect to any Subsidiary.

~~(vi)~~(ix)   “Partnership Instrument” means each of (A) any Limited Partner Interest and (B) any warrant, right, or option (including, but not limited to, any option within the meaning Treas. Reg. § 1.382-2T(h)(4)(v) or Treas. Reg. § 1.382-4(d)(9)) to purchase a Limited Partner Interest.

~~(vii)~~(x)   “Percentage Ownership” means, as determined with respect to SPH Corporation from time to time, the Stock Ownership of any Person in SPH Corporation, as determined to yield the maximum percentage under Section 382 of the Code and Treasury Regulations issued thereunder (including, but not limited to, Treas. Regs. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4) and any other applicable administrative or judicial authority, all as may be amended from time to time.

~~(viii)~~(xi)   “Percentage Subsidiary Ownership” means, as determined with respect to any Subsidiary from time to time, the Stock Ownership of any Person in the Subsidiary, as determined to yield the maximum percentage under Section 382 of the Code and Treasury Regulations issued thereunder (including, but not limited to, Treas. Regs. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4) and any other applicable administrative or judicial authority, all as may be amended from time to time.

~~(ix)~~(xii)   “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust~~,~~ or any group of any of the foregoing having a formal or informal understanding among themselves to make a “coordinated acquisition” of Partnership Instruments, Stock of a Subsidiary or Stock of SPH Corporation within the meaning of Treas. Reg. § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treas. Reg. § 1.382-3(a)(1), and any successor (by merger or otherwise) of any such entity or group.

~~(x)~~(xiii)   “Prohibited Distributions” means any and all distributions paid by the Partnership pursuant to Section 6.3 of this Agreement with respect to any Excess Securities received by a Purported Transferee.

~~(xi)~~(xiv)   “Prohibited Owner” means, in the case of SPH Corporation, a Person ~~that is~~ whose Percentage Ownership, as a result of any Transfer, equals or exceeds or, but for the application of this Section 4.9, would ~~be a “5-percent shareholder” of SPH Corporation pursuant to Treas. Reg. § 1.382-2T(g). For purposes of applying the preceding sentence to a Person, Treas. Reg. § 1.382-2T(g) shall be applied by replacing “5-percent” and “five percent” with~~ equal or exceed the Ownership Limit applicable to SPH Corporation in the case of such Person, but shall not include any Grandfathered Owner.

~~(xii)~~(xv)   “Prohibited Subsidiary Owner” means, in the case of any Subsidiary, a Person ~~that is~~ whose Percentage Subsidiary Ownership, as a result of any Transfer equals or exceeds or, but for the application of this Section 4.9, would ~~be a “5-percent shareholder” of the Subsidiary pursuant to Treas. Reg. § 1.382-2T(g). For purposes of applying the preceding sentence to a Person, Treas. Reg. § 1.382-2T(g) shall be applied by replacing “5-percent” and “five percent” with~~ equal or exceed the Ownership Limit applicable to the Subsidiary in the case of such Person, but shall not include any Grandfathered Subsidiary Owner.

~~(xiii)~~(xvi)   “Prohibited Transfer” means any Transfer or purported Transfer of Partnership Instruments to the extent that such Transfer is or would be prohibited and/or void under this Section 4.9.

~~(xiv)~~(xvii)   “Public Group” has the meaning set forth in Treas. Reg. § 1.382-2T(f)(13).

~~(xv)~~(xviii)   “Purported Transferee” has the meaning set forth in Section 4.9(d).

~~(xvi)~~(xix)   “Remedial Holder” has the meaning set forth in Section 4.9(g).

~~(xvii)~~(xx)   “SPH Corporation” means the Partnership treated as if it were a corporation solely for purposes of Section 382 of the administration of this Section 4.9.

~~(xviii)~~(xxi)   “Stock” and/or “Ownership Interest” means (A) in the case of any Subsidiary, any interest that would be treated as “stock” of a Subsidiary pursuant to Treas. Reg. § 1.382-2T(f)(18) and any interest that would be treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) and (B) in the case of SPH Corporation, any Partnership Instrument or other interest in the Partnership that would be treated as “stock” of SPH Corporation pursuant to Treas. Reg. § 1.382-2T(f)(18) and any interest that would be treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) had such Partnership Instrument or other interest been originally issued by SPH Corporation.

~~(xix)~~(xxii)   “Stock Ownership” ~~and “Ownership Interest”~~ means any direct or indirect ownership of Stock of SPH Corporation or of any Subsidiary, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Stock pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Treas. Reg. § 1.382-3(a)(1), or such Stock is otherwise aggregated with Stock owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder, provided that in the event that such Person, or any Associate or Affiliate of such Person, is a Receiving Party to any Derivatives Contract with respect to Stock (without regard to any short or similar position under the same or any other Derivatives Contract), such Person shall be treated as owning an amount of Stock equal to the number of Notional Units with respect to such Derivatives Contract.

~~(xx)~~(xxiii)   “Subsidiary” means, as determined from time to time, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes in which the Partnership has any Stock Ownership, regardless of whether such corporation or other entity has Tax Benefits.

~~(xxi)~~(xxiv)   “Tax Benefits” means, as may be determined with respect to any Subsidiary from time to time, the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of such Subsidiary, within the meaning of Section 382 of the Code.

~~(xxii)~~(xxv)   “Transfer” means (A) whether direct or indirect, any transfer, sale, assignment, issuance, redemption, gift, bequest, pledge, lien, mortgage or other encumbrance or disposition (irrespective of whether any of the foregoing is effected voluntarily, by operation of law or otherwise, or whether inter vivos or upon death) of a Partnership Instrument (including, but not limited to, a Partnership Interest that is an Excess Security), or (B) any other event, occurrence, action or circumstance taken or caused by a Person (other than the Partnership or a Subsidiary) that alters the Percentage Ownership or Percentage Subsidiary Ownership of any Person. A Transfer also shall include (1) entering into a Derivatives Contract or (2) the creation or grant of an option (including an option within the meaning of Treas. Reg. § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Partnership, nor shall a Transfer include the issuance of Partnership Instruments by the Partnership (unless such creation or grant of an option by the Partnership is treated as the issuance of an Ownership Interest pursuant to Treas. Reg. § 1.382-4(d)).

~~(xxiii)~~(xxvi)   “Transferee” means any transferee in ~~the~~ a Transfer ~~of Partnership Instrument~~.

~~(xxiv)~~(xxvii)   “Treasury Regulations” or “Treas. Reg.” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

(b)   From and after the Effective Date of this Section 4.9~~, any~~:

(i)   Any Transfer or attempted Transfer with respect to a Partnership Instrument prior to the Expiration Date and any Transfer or attempted Transfer with respect to a Partnership Instrument pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and shall be void ab initio if and to the extent that, as a result of such Transfer or attempted Transfer (or any series of related Transfers or attempted Transfers), either (~~i~~A) any Person would become a Prohibited Owner or (~~ii~~B) the Percentage Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Person who was a Prohibited Owner as of February 7, 2017 would be increased. The prior sentence is not intended to prevent Partnership Instruments from being DTC-eligible and shall not preclude the settlement of any transaction in Partnership Instruments entered into through the facilities of a national securities exchange; provided, however, that the Partnership Instruments and parties involved in such transaction shall remain subject to the provisions of this Section 4.9 in respect of such transaction.

(ii)   Any Derivatives Contract entered into prior to the Expiration Date that constitutes a Transfer or attempted Transfer shall be terminated within 3 (three) Business Days if and to the extent that, as a result of such Transfer or attempted Transfer (or any series of related Transfers or attempted Transfers), either (A) any Person would become a Prohibited Owner or (B) the Percentage Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfer or attempted Transfers)) of any Prohibited Owner would be increased.

(c)   Notwithstanding anything to the contrary herein, the restrictions set forth in Section 4.9(b) shall not apply to an attempted Transfer that would otherwise be a Prohibited Transfer if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof.

As a condition to granting its approval pursuant to this Section 4.9(c), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of any Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on such Tax Benefits if it determines that the approval is in the best interests of the Partnership. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Partnership Instruments acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Section 4.9 through duly authorized officers or agents of the General Partner. Nothing in this Section 4.9(c) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d)   No employee or agent of the Partnership shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized for any purpose as the owner of any Excess Security or as a Limited Partner of the Partnership for any purpose in respect of any Excess Security. The Purported Transferee shall not be entitled, with respect to any Excess Security, to any rights of a Limited Partner of the Partnership, including, without limitation, the right to vote such Excess Security and to receive allocations of Net Income or Net Loss pursuant to Section 6.2 or distributions pursuant to Section 6.3, whether liquidating or otherwise, in respect thereof, if any, and ownership of the Excess Security shall be deemed to remain with the transferor unless and until the Excess Security is transferred to the Agent pursuant to Section 4.9(e) or until an approval is obtained under Section 4.9(c). After a Partnership Instrument that is an Excess Security shall have been acquired in a Transfer that is not a Prohibited Transfer, the Partnership Instrument shall cease to be an Excess Security. For this purpose, any Transfer of an Excess Security not in accordance with the provisions of this Section 4.9(d) or Section 4.9(e) shall also be a Prohibited Transfer.

(e)   If the Board of Directors determines that a transaction involving any Partnership Instrument constitutes a Prohibited Transfer (or would, but for the application of this Section 4.9 constitute a Prohibited Transfer), then, upon written demand by the Partnership, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of any and all Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Partnership, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Partnership Instruments or otherwise would adversely affect the value of the Partnership Instruments. If a Purported Transferee has resold any Excess Security before receiving the Partnership’s demand to surrender the Excess Security to the Agent, the Purported Transferee shall be deemed to have sold the Excess Security for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Partnership grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 4.9(f) if the Agent rather than the Purported Transferee had resold the Excess Security. Any Partnership Instrument purchased by the Partnership pursuant to this Section 4.9(e) shall no longer constitute an issued and Outstanding Limited Partner Interest, unless and until such Partnership Instrument is reissued by the Partnership.

(f)   The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such Excess Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Section 4.9(f). In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 4.9(f) inure to the benefit of the Partnership or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

(g)   In the event of any Transfer that does not involve a Transfer of a Partnership Instrument within the meaning of Delaware law but that would cause a Person to violate this Section 4.9 (including, but not limited to, the acquisition of Stock of any Subsidiary or any other transaction that increases the Percentage Ownership or Percentage Subsidiary Ownership of any Person), the application of Section 4.9(e) and Section 4.9(f) shall be modified as described in this Section 4.9(g). In such case, such Person (such Person, together with any other Person whose Stock Ownership is attributed to such Person, a “Remedial Holder”) shall be deemed to have disposed (simultaneously with the Transfer giving rise to the application of this Section 4.9(g)) of and shall be required to dispose of sufficient Partnership Instruments (which Partnership Instruments shall be disposed of in the inverse order in which they were acquired) to cause such Person, following such disposition, not to be in violation of this Section 4.9 and such Partnership Instruments shall be treated as Excess Securities. Any Partnership Instrument treated as an Excess Security under this Section 4.9(g) shall be disposed of through the Agent as provided in Section 4.9(e) and Section 4.9(f), except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to any such Excess Security, to any rights of a Limited Partner, including, without limitation, the right to vote such Excess Security and to receive allocations of Net Income or Net Loss pursuant to Section 6.2 or distributions pursuant to Section 6.3, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Security shall be paid out of any amounts due such Person or such other Person. The purpose of this Section 4.9(g) is to extend the restrictions in Section 4.9(b) and Section 4.9(e) to situations in which a Prohibited Transaction would have otherwise occurred if there had been a direct Transfer of Partnership Instruments, and this Section 4.9(g), along with the other provisions of this Section 4.9, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Partnership Instruments.

(h)   If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Partnership makes a written demand pursuant to Section 4.9(e), then the Partnership may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 4.9(h) shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Section 4.9 being void ab initio, (ii) preclude the Partnership in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Partnership to act to constitute a waiver or loss of any right of the Partnership under this Section 4.9. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Section 4.9.

(i)   To the fullest extent permitted by law, any Limited Partner subject to the provisions of this Section 4.9 who knowingly violates the provisions of this Section 4.9 and any Persons controlling, controlled by or under common control with such Limited Partner shall be jointly and severally liable to the Partnership for, and shall indemnify and hold the Partnership harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, a Subsidiary’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(j)   In addition to any other condition that may be imposed under this Agreement with respect to the validity, effectiveness, registration and/or recognition of the ownership of or a Transfer (other than a Prohibited Transfer) with respect to any Partnership Instrument or Derivatives Contract (including, but not limited to, the right to exercise any voting or other right under or receive distributions with respect to any Partnership Instrument), the Partnership may require each Limited Partner, any proposed Transferee of a Partnership Instrument or Derivatives Contract, any Person who is a beneficial, legal or record holder of a Partnership Instrument or Derivatives Contract and any Person controlling, controlled by or under common control with any of the foregoing, to provide information relating to the direct or indirect ownership interest of any Partnership Instrument or Derivatives Contract, compliance with this Section 4.9 and/or the status of the Tax Benefits of any Subsidiary. The Partnership may make such arrangements or issue such instructions to its transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Section 4.9, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed Transferee of a Partnership Instrument or Derivatives Contract regarding such Person’s actual and constructive ownership of Partnership Instruments or Derivatives Contracts and other evidence that a Transfer will not be prohibited by this Section 4.9 as a condition to registering any transfer.

(k)   The Board of Directors may require that any certificates issued by the Partnership evidencing ownership of Limited Partner Interests that are subject to the restrictions on transfer and ownership contained in this Section 4.9 bear the following legend:

“THE ~~SEVENTH~~ EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF STEEL PARTNERS HOLDINGS L.P. (THE “AGREEMENT”) CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE AGREEMENT) OF LIMITED PARTNER INTERESTS (AS DEFINED IN THE AGREEMENT) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF STEEL PARTNERS HOLDINGS L.P. (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OWNERSHIP OF STOCK (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) OF A CORPORATION OR RESULTS IN A TRANSFER RELATING TO A DERIVATIVES CONTRACT (EACH AS DEFINED IN THE

AGREEMENT) THAT IS TREATED AS OWNED BY A PROHIBITED OWNER (AS DEFINED IN THE AGREEMENT). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE LIMITED PARTNER INTEREST WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE AGREEMENT) TO STEEL PARTNERS HOLDINGS L.P.’S AGENT OR OTHERWISE TERMINATE THE DERIVATIVES CONTRACT WITHIN 3 (THREE) BUSINESS DAYS. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE LIMITED PARTNER INTERESTS OF STEEL PARTNERS HOLDINGS L.P. BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE LIMITED PARTNER INTERESTS THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT LIMITED PARTNER INTERESTS PURSUANT TO THE TERMS PROVIDED FOR IN THE AGREEMENT TO CAUSE THE PROHIBITED OWNER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. STEEL PARTNERS HOLDINGS L.P. WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE AGREEMENT CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO STEEL PARTNERS HOLDINGS L.P. AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Partnership evidencing ownership of Partnership Instruments that are subject to conditions imposed by the Board of Directors under Section 4.9(c) also bear a conspicuous legend referencing the applicable restrictions.

(l)   The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Section 4.9, including, without limitation, (i) the identification of Prohibited Owners, (ii) whether a Transfer is or would constitute a Prohibited Transfer, (iii) the Percentage Ownership in SPH Corporation or another Subsidiary of any Prohibited Owner, (iv) whether an instrument constitutes a Partnership Instrument or Derivatives Contract, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 4.9(f), (vi) any other matters which the Board of Directors determines to be relevant, and (vii) the determination of the Ownership Limit of a Person or group of Persons; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Section 4.9. In addition, the Board of Directors may, to the extent permitted by law, from time to time amend, modify, or supplement this Agreement in a manner not inconsistent with the provisions of this Section 4.9 for purposes of determining whether any Transfer of Partnership Instruments or Derivatives Contracts would jeopardize or endanger a Subsidiary’s ability to preserve and use any Tax Benefits and for the orderly application, administration and implementation of this Section 4.9.

(m)   Nothing contained in this Section 4.9 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to enable a Subsidiary, the Partnership and the Limited Partners to preserve any Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the Ownership Limit or any Person covered by this Section 4.9, (iii) modify the definitions of any terms set forth in this Section 4.9 or (iv) modify the terms of this Section 4.9 as appropriate, in each case, in order to prevent an ownership change with respect to SPH Corporation or any other Subsidiary for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Limited Partners of shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the General Partner shall deem appropriate.

(n)   In the case of an ambiguity in the application of any of the provisions of this Section 4.9, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Section 4.9 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 4.9. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Partnership, the Agent, and all other parties for all other purposes of this Section 4.9. The Board of Directors may delegate all or any portion of its duties and powers under this Section 4.9 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Section 4.9 through duly authorized officers or agents of the General Partner. Nothing in this Section 4.9 shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.

(o)   To the fullest extent permitted by law, the Partnership, the General Partner and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the officers or agents of the Partnership and the General Partner and the Partnership’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Section 4.9. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Partnership Instruments owned by, any Limited Partner, the Partnership is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Partnership Instruments.

(p)   Nothing in this Section 4.9 shall be construed to give to any Person other than the Partnership or the Agent any legal or equitable right, remedy or claim under this Section 4.9. This Section 4.9 shall be for the sole and exclusive benefit of the Partnership and the Agent.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1.   Organizational Contributions and Issuances of Common Units.

(a)   In connection with the formation of the Partnership under the Delaware Limited Partnership Act, the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $100.00 for a 100% Limited Partner Interest in the Partnership and has been admitted as a Limited Partner of the Partnership. On the Merger Closing Date, the Capital Contribution of the Organizational Limited Partner was returned, without interest, the Organizational Limited Partner withdrew from the Partnership, and the Organizational Limited Partner, as such, ceased to have any further rights, claims or interests as a Partner in and to the Partnership.

(b)   On the Merger Closing Date, in connection with the closing of the Merger, each WebFinancial Investor was issued one (1) regular Common Unit for each share of common stock of WebFinancial owned by such WebFinancial Investor. The aggregate number of regular Common Units issued to WebFinancial Investors in connection with the closing of the Merger was 2,183,366.

(c)   On the Exchange Closing Date, in connection with the closing of the Exchange, SP II Master Fund contributed to the Partnership its 100% limited partnership interest in SP II and in exchange, SP II Master Fund initially received 61,056,571 regular Common Units, of which 59,186,007 regular Common Units are subject to adjustments pursuant to the Exchange Agreement.

(d)   On the Exchange Closing Date, the General Partner made a Capital Contribution to the Partnership in the amount of $10,000.00 and was issued 497 regular Common Units in its capacity as a Limited Partner in consideration for such Capital Contribution.

(e)   No Limited Partner shall be obligated to make any additional Capital Contributions to the Partnership.

SECTION 5.2.   Contributions by the General Partner and its Affiliates.

The General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

SECTION 5.3.   Interest and Withdrawal.

No interest on Capital Contributions shall be paid by the Partnership. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Limited Partnership Act.

SECTION 5.4.   Establishment of Class B Common Units

(a)   Pursuant to Section 5.5, the General Partner hereby designates and creates a class of Units to be designated as “Class B Common Units” and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class B Common Units as set forth in this Section 5.4 and elsewhere in this Agreement. The General Partner shall be authorized to issue one or more series of Class B Common Units and the terms of this Section 5.4 shall govern each series of Class B Common Units. The reference in this Agreement to Class B Common Units shall include each series of Class B Common Units.

(b)   Except as otherwise provided in this Agreement, each Class B Common Unit shall be identical to a regular Common Unit, and the holder of a Class B Common Unit shall have the rights of a holder of a regular Common Unit with respect to, without limitation, Partnership distributions and allocations of income, gain, loss or deductions.

(c)   Each series of Class B Common Units held by a holder shall automatically convert into regular Common Units (with no further action required by such holder) when the amount of the Capital Account allocable to each Class B Common Unit within a series of Class B Common Units held by such holder is equal to the amount of the Capital Account allocable to each regular Common Unit (“Capital Account Alignment”), determined by treating such Class B Common Unit and regular Common Unit as separate partnership interests for U.S. federal income tax purposes. The General Partner shall promptly notify each holder of Class B Common Units at such time that Capital Account Alignment has been achieved by such holder for such Class B Common Units.

(d)   Prior to their conversion into regular Common Units, Class B Common Units may only be transferred in private transactions that allow the Partnership to track the transfer of such Class B Common Units. The holder of Class B Common Units shall notify the General Partner prior to any transfer of Class B Common Units.

(e)   Without limiting the application of Section 6.2(b), the Partnership shall promote Capital Account Alignment through the special allocation of unrealized gains existing at the time of certain “mark-to-market events” to the holders of Class B Common Units and the holders of Class C Common Units. If Class B Common Units and/or Class C Common Units have not converted into regular Common Units prior to the liquidation of the Partnership, the Partnership shall also allocate specially items of gross taxable income and gain derived in connection with such liquidation to the holders of Class B Common Units and Class C Common Units until Capital Account Alignment has been achieved. For the avoidance of doubt, no unrealized loss or Net Loss shall be allocated with respect to a Class B Common Unit or a Class C Common Unit prior to the conversion of such Class B Common Unit or Class C Common Units into a regular Common Unit.

(f)   If Capital Account Alignment is not reached at such time the Partnership makes liquidating distributions to its Partners, notwithstanding Section 12.4(c), a holder of Class B Common Units or Class C Common Units shall not be entitled to receive liquidating distributions in excess of the amount of its Capital Account allocable to such Common Units.

SECTION 5.5.   Issuances of Additional Partnership Securities.

(a)   The Partnership may, with the approval of the Board of Directors, issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(e), except as may be required by Article XVI; provided, however, that any issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to the General Partner, the Manager or any of their respective Affiliates (other than issuances to the Independent Directors) shall be subject to Section 7.9. Pursuant to the authority granted to the Partnership under this paragraph, the Partnership has issued the Incentive Units, a portion of which may be classified as Class C Common Units from time to time, as described in Section 2 of the Incentive Unit Agreement.

(b)   Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.5(a) or Section 7.4(e) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the Board of Directors, including (i) the right to share in the Partnership’s Net Income and Net Loss or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of the holder of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Interest.

(c)   The General Partner is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.5 or Section 7.4(e), including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, (ii) each issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to any incentive plan or program (iii) all additional issuances of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities. The General Partner shall determine, in its sole discretion, the relative rights, powers and duties of the holders of the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities being so issued; provided, however, that the terms of any Partnership Interest to be issued to the General Partner, the Manager or any of their respective Affiliates (other than Partnership Interests to be issued to Independent Directors) shall be subject to Special Director Approval. The General Partner is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are listed for trading.

SECTION 5.6.   Preemptive Rights.

No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

SECTION 5.7.   Splits and Combinations.

(a)   Subject to Section 5.7(d), the General Partner may cause the Partnership to make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b)   Whenever such a distribution, subdivision or combination of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)   Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Partnership Securities, the Partnership shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)   The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.7(d), the General Partner in its sole discretion may determine that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

SECTION 5.8.   Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 or 17-804 of the Delaware Limited Partnership Act or this Agreement.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1.   Maintenance of Capital Accounts.

There shall be established for each Partner on the books of the Partnership as of the date such Partner becomes a Partner a capital account (each being a “Capital Account”). Each Capital Contribution by any Partner, if any, shall be credited to the Capital Account of such Partner on the date such Capital Contribution is made to the Partnership. In addition, each Partner’s Capital Account shall be (a) credited with (i) such Partner’s allocable share of Net Income of the Partnership and any item of income or gain (including unrealized gain to the extent allowable) that is specially allocated for Section 704(b) book purposes to such Partner pursuant to Section 5.4(e) or Section 6.2(b), and (ii) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner, (b) debited with (i) the amount of distributions (and deemed distributions) to such Partner of cash or the fair market value of other property so distributed, (ii) such Partner’s allocable share of Net Loss of the Partnership and any item of deduction or loss (including unrealized loss to the extent allowable) that is specially allocated for Section 704(b) book purposes to such Partner pursuant to Section 6.2(b), and (iii) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership and (c) otherwise maintained in accordance with the provisions of the Code and the United States Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Partner’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall maintain the Capital Accounts of the Partners in accordance with the principles and requirements set forth in Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder, provided, however, for purposes of this Agreement, (i) each holder of a series of Class B Common Units that is also a holder of regular Common Units, another series of Class B Common and/or a series of Class C Common Units and (ii) each holder of a series of Class C Common Units that is also a holder of regular Common Units, another series of Class C Common Units and/or a series of Class B Common Units shall, in each case under clause (i) or clause (ii), be deemed to have a separate Capital Account for each series of Class B Common Units, for each series of Class C Common Units and for the regular Common Units held by such holder. The Capital Account balance of a Partner with respect to each Preferred Unit held by such Partner shall equal the Liquidation Preference per Preferred Unit as of the date such Preferred Unit is initially issued and shall be increased as set forth in Article XVI.

SECTION 6.2.   Allocations.

(a)   Except as otherwise provided in Section 5.4(e), Section 6.2(b) or Article XVI, Net Income, Net Loss and all items of income, gain, loss and deduction taken into account in computing Net Income or Net Loss shall be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Limited Partners that hold Common Units as of the opening of the National Securities Exchange on which the regular Common Units are listed or admitted to trading on the first Business Day of each month, which allocations shall be made Pro Rata in accordance with the Partners’ respective Percentage Interests with respect to such Partner’s Common Units; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Limited Partners with respect to such Partner’s Common Units as of the opening of the National Securities Exchange on which the regular Common Units are listed or admitted to trading on the first Business Day of the month in which such income, gain, deduction or loss is recognized for federal income tax purposes, which allocations shall be made Pro Rata in accordance with the Partners’ respective Percentage Interests with respect to such Partner’s Common Units. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder. Until the regular Common Units are traded on a National Securities Exchange, this section shall be applied on the basis of the Limited Partners identified in the Partnership’s register as of the first Business Day of each month.

(b)   All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes consistent with the manner in which the corresponding constituent items of Net Income or Net Loss were allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the General Partner in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Partners in the Partnership, within the meaning of the Code and United States Treasury Regulations. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Partnership and for the preservation of uniformity of Partnership Interests (or any portion or class or classes thereof), the General Partner may (i) make special allocations of income, gain, loss or deduction, and, to the extent allowable, unrealized gain or unrealized loss, (ii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Partnership Interests (or any portion or class or classes thereof), and (iii) adopt and employ or modify such conventions and methods as the General Partner determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Partners and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Partners, (C) the valuation of Partnership assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Partnership assets and such assets’ adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(c)   In the event that a Partner partially or completely withdraws from the Partnership, the General Partner may, in its sole discretion, specially allocate items of Partnership gain or loss as applicable to the Partner’s Capital Account for tax purposes to reduce the amount, if any, by which the amount distributable upon the withdrawal differs from that Partner’s tax basis for its withdrawn interest in the Partnership.

(d)   Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the Beneficial Owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such Beneficial Owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner in its sole discretion.

SECTION 6.3.   Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)   Subject to Article XVI, The General Partner, in its sole discretion, may authorize distributions in cash or in kind by the Partnership to the Partners, which distributions shall be made in accordance with Article XVI and, in respect of any series of Units, Pro Rata in accordance with the Partners’ respective Percentage Interests.

(b)   The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of cash to such Partners.

(c)   Notwithstanding Section 6.3(a), in the event of the dissolution of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(d)   Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e)   Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate the Delaware Limited Partnership Act or other applicable law.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1.   Management.

(a)   The General Partner shall conduct and direct all activities of the Partnership and shall manage the affairs of the Partnership for the benefit of all Partners. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 and the other express terms of this Agreement and of applicable law, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including without limitation the following subject, however, to any prior approval that may be required by the terms of this Agreement:

(i)   the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, and the incurring of any other obligations;

(ii)   the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)   the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person;

(iv)   the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member and the making of capital contributions to any Group Member;

(v)   the delegation of any of its duties hereunder to manage the operations and assets of the Partnership to the Manager pursuant to the Management Agreement, or any other Person, whether or not an Affiliate of the General Partner or the Partnership, and in furtherance of such delegation, to appoint, employ or contract with any such Person as the General Partner may, in its sole discretion, deem necessary or desirable and to fix such Person’s compensation, provided, however, that except as specifically provided in the Management Agreement, all of the Partnership’s major policy, management and investment decisions shall be made by the General Partner, and if any such delegation is made to an Affiliate (including the Manager), such delegation shall be made on an arm’s length basis;

(vi)   the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vii)   the distribution of Partnership cash;

(viii)   the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary,” “treasurer” or any other titles the General Partner in its sole discretion may determine) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(ix)   the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(x)   the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Partnership’s Subsidiaries from time to time) subject to the restrictions set forth in Section 2.4;

(xi)   the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xii)   the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiii)   the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiv)   the purchase, sale or other acquisition or disposition of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, including, but not limited to, buybacks of Partnership Securities through private transactions, open market purchases or tender offers in accordance with the Exchange Act or otherwise;

(xv)   the undertaking of any action in connection with the Partnership’s participation in the management of the Partnership Group through its directors, officers or employees or the Partnership’s direct or indirect ownership of the Group Members; and

(xvi)   the causing to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Partnership held by any Person, including the General Partner or any Affiliate of the General Partner.

(b)   In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions so long as the General Partner has acted pursuant to its authority under this Agreement.

(c)   Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Management Agreement, the Incentive Unit Agreement, the Exchange Agreement and all agreements, notices, consent forms and other documents or instruments in connection with, or contemplated by, the Merger and the Exchange; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

SECTION 7.2.   Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Limited Partnership Act and the General Partner has caused an Amendment to the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Limited Partnership Act for purposes of stating the name and address of the General Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

In the event that the General Partner determines the Partnership should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Partnership as a partnership for U.S. federal (and applicable state) income tax purposes, the Partnership and each Partner shall agree to adjustments required by the tax authorities, and the Partnership shall pay such amounts as required by the tax authorities, to preserve the status of the Partnership as a partnership.

SECTION 7.3.   Restrictions on General Partner’s Authority.

Except as provided in Articles XII and XIV, the General Partner may not, directly or indirectly (through any other entity or person, by derivative, lease license, joint venture or otherwise), sell, exchange or otherwise dispose of all or any substantial part of the Partnership Group’s assets, taken as a whole, in a single transaction or a series of related transactions without Special LP Approval; provided however that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group (including for the benefit of Persons other than members of the Partnership Group, including Affiliates of the General Partner) and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without Special LP Approval, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

SECTION 7.4.   Expenses; Reimbursement of the General Partner; Management Fees and Expenses.

(a)   Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner or managing member of any Group Member.

(b)   The Partnership shall bear all of its costs and expenses and all costs and expenses of the General Partner incurred in connection with acting in its capacity as General Partner and the performance of its duties as the General Partner, including all director fees and expenses, all accounting and administrative expenses, all insurance costs and all indemnification obligations.

(c)   The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine, in its sole discretion, for all direct and indirect expenses it incurs or payments it makes for itself in connection with acting in its capacity as General Partner and the performance of its duties as the General Partner, and all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(d)   The Partnership shall be responsible for, and shall pay in a timely manner, all fees payable by it to the Manager in accordance with the terms and subject to the conditions of the Management Agreement, and the Partnership shall reimburse the Manager for all costs and expenses provided for in the Management Agreement.

(e)   The General Partner may, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Partnership Group equity benefit plans, programs and practices

(including plans, programs and practices involving the issuance of or reservation of issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue or to reserve for issuance Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Partnership Group; provided, however, that the adoption of any equity benefit plans, programs and practices for the benefit of the General Partner, the Manager or any of their respective Affiliates and any issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to the General Partner, the Manager or any of their respective Affiliates (other than the adoption of an incentive plan or program solely for the benefit of Independent Directors and any issuances of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant thereto) shall be subject to Section 7.9. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that the General Partner or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them in accordance with the preceding sentence. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Sections 7.4(b) and (c). Any and all obligations of the General Partner under any equity benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.4(e) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

SECTION 7.5.   Outside Activities.

(a)   The General Partner, for so long as it is a General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member; provided, however, that the General Partner shall be permitted to continue to undertake any existing activities as of the date hereof.

(b)   Except as specifically restricted by Section 7.5(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Group Member or any Partner or Record Holder. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

(c)   Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the General Partner or any other Indemnitee for the Indemnitee (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of any Group Member, (iii) the Indemnitees (other than the General Partner) shall have no obligation to present business opportunities to any Group Member.

(d)   The General Partner and any of its Affiliates may acquire Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities.

SECTION 7.6.   Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a)   The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine, in each case on terms that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(a) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Director Approval, (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership).

(b)   Any Group Member (including the Partnership) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Partnership), funds on terms and conditions determined by the General Partner. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c)   The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(c) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Director Approval, (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

(d)   The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e)   The General Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, pursuant to transactions that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(e) conclusively shall be deemed to be satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to (i) the transactions effected pursuant to Section 5.1, (ii) any transaction approved by Special Director Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). With respect to any contribution of assets to the Partnership in exchange for Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, the Board of Directors, in determining whether the appropriate number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Board of Directors deems relevant under the circumstances.

(f)   The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

SECTION 7.7.   Indemnification.

(a)   To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence.

(b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Voting Units entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)   The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the Partnership and its Subsidiaries, the General Partner, its Affiliates, the Indemnitees and such other Persons as the General Partner shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)   For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)   Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)   No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)   If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.7 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k)   This Section 7.7 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

SECTION 7.8.   Liability of Indemnitees.

(a)   Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence.

(b)   The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)   To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d)   Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

SECTION 7.9.   Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)   Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Manager or any of its Affiliates, on the one hand, and the Partnership, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, or any agreement contemplated herein or therein, or of any duty hereunder or existing at law, in equity or otherwise, if the resolution or course of action in respect of such conflict of interest is (i) approved by the majority of disinterested directors of the Board of Directors or by a conflicts committee established by the Board of Directors, (ii) has Special LP Approval, (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Director Approval or Special LP Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Director Approval or Special LP Approval. Failure to seek Special Director Approval or Special LP Approval shall not be deemed to indicate that a conflict of interest exists or that Special Director Approval or Special LP Approval could not have been obtained. If Special Director Approval or Special LP Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by or on behalf of any Limited Partner, the Partnership or any other Person bound by this Agreement challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, and without limitation of Section 7.6, the existence of the conflicts of interest described in or contemplated by this Agreement, the Management Agreement, the Incentive Unit Agreement, the Exchange Agreement and all agreements, documents and instruments related to the Merger or the Exchange are hereby approved, and all such conflicts of interest are waived, by all Partners and shall not constitute a breach of this Agreement.

(b)   Notwithstanding anything to the contrary in Section 7.9(a) or any other provision of this Agreement, approval by the majority of disinterested directors of the Board of Directors or by a conflicts committee established by the Board of Directors shall be required for any pursuit by any Director, the General Partner, the Manager or any of their respective Affiliates, of any corporate opportunity of the Partnership.

(c)   Whenever in this Agreement or any other agreement contemplated hereby or otherwise the General Partner, in its capacity as the general partner of the Partnership, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner, or such Affiliates causing it to do so, may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, and shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Partners, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. Whenever in this Agreement or any other agreement contemplated hereby or otherwise the General Partner is permitted to or required to make a decision in its “good faith” then for purposes of this Agreement, the General Partner, or any of its Affiliates that cause it to make any such decision, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in the best interests of the Partnership.

(d)   Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation, whatsoever to the Partnership, any Limited Partner, any Record Holder or any other Person bound by this Agreement, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.

(e)   Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(f)   The Limited Partners, hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

SECTION 7.10.   Other Matters Concerning the General Partner.

(a)   The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)   The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

SECTION 7.11.   Purchase or Sale of Partnership Securities.

The General Partner may cause the Partnership or any other Group Member to purchase or otherwise acquire Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities. The General Partner or any of its Affiliates may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities for their own account, subject to the provisions of Articles IV and X.

SECTION 7.12.   Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.1.   Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership or any other place designated by the General Partner in its sole discretion appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

SECTION 8.2.   Fiscal Year.

The fiscal year of the Partnership (each, a “Fiscal Year”) shall be a year ending December 31. The General Partner in its sole discretion may change the Fiscal Year of the Partnership at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Limited Partners of such change in the regular communication to the Limited Partners next following such change.

SECTION 8.3.   Reports.

(a)   As soon as practicable, but in no event later than 120 days after the close of each Fiscal Year, the General Partner shall cause to be made available to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Fiscal Year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner in its sole discretion.

(b)   As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each Fiscal Year, the General Partner shall cause to be made available to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

(c)   The General Partner shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Partnership.

ARTICLE IX

TAX MATTERS

SECTION 9.1.   Tax Returns and Information.

As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of United States Internal Revenue Service Schedule K-1, and any comparable statements required by applicable U.S. state or local income tax law, with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own U.S. federal, state and local tax returns. Each Partner shall be required to report for all tax purposes consistently with such information provided by the Partnership. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

SECTION 9.2.   Tax Elections.

The General Partner shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.

SECTION 9.3.   Tax Controversies.

Subject to the provisions hereof, the General Partner shall designate from time to time a Partner to serve as the Tax Matters Partner (as defined in the Code) to represent, at the General Partner’s direction, the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the General Partner and the Tax Matters Partner to conduct such proceedings.

SECTION 9.4.   Withholding.

The General Partner may treat taxes paid by the Partnership on behalf of all or less than all of the Partners either as a distribution of cash to such Partners or as a general expense of the Partnership, as determined appropriate under the circumstances by the General Partner. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation of income or from a distribution to any Partner (including, without limitation, by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 or Article XVI, as applicable, in the amount of such withholding from such Partner.

SECTION 9.5.   Election to be Treated as a Corporation.

Notwithstanding anything to the contrary contained herein, if the General Partner determines in its sole discretion that it is no longer in the best interests of the Partnership to continue as a partnership for U.S. federal income tax purposes, the General Partner may elect to treat the Partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or to cause the Partnership to transfer its assets, subject to its liabilities, to a corporation in exchange for stock of the corporation and to transfer such stock to its Partners pursuant to the liquidation of the Partnership.

ARTICLE X

ADMISSION OF PARTNERS

SECTION 10.1.   Admission of Initial Limited Partner.

Upon the issuance by the Partnership of regular Common Units to the Organizational Limited Partner as described in Section 5.1, the General Partner admitted such Person to the Partnership as the Initial Limited Partner in respect of the regular Common Units issued to it.

SECTION 10.2.   Admission of Additional Limited Partners.

(a)   By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.2 or the issuance of any Limited Partner Interests in accordance with Section 5.1 in connection with the Merger or the Exchange or in accordance with any other provision hereof (including in a merger, consolidation or other business combination pursuant to Article XIV), each transferee or other recipient of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership, with or without execution of this Agreement (which the Partnership shall cause to occur not later than five days following submission of such transfer to the Transfer Agent), (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement. The transfer of any Limited Partner Interests and/or the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest.

(b)   The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(c)   Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

SECTION 10.3.   Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Sections 11.1 or 11.2 or the transfer of such General Partner’s General Partner Interest pursuant to Section 4.6; provided however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

SECTION 10.4.   Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary under the Delaware Limited Partnership Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1.   Withdrawal of the General Partner.

(a)   The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)   The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)   The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

(iii)   The General Partner is removed pursuant to Section 11.2;

(iv)   The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code, or any successor statute; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)   A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code, or any successor statute, is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)   (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)   Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal has Special LP Approval and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such); or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the Limited Partners holding a majority of the voting power of Outstanding Voting Units, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and, to the extent applicable, the other Group Members without dissolution. If, prior to the effective date of the General Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with and subject to Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

SECTION 11.2.   Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2∕3% of the voting power of the Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates). Any such action by such Unitholders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the voting power of Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and the other Group Members without dissolution. The right of the Unitholders to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

SECTION 11.3.   Interest of Departing General Partner and Successor General Partner.

(a)   In the event of (i) the withdrawal of a General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) the removal of the General Partner by the Unitholders under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2, the Departing General Partner shall have the option exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner to require its successor to purchase (x) its General Partner Interest and (y) its general partner interest (or equivalent interest), if any, in the other Group Members ((x) and (y) collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General

Partner, to purchase the Combined Interest of the Departing General Partner for such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (excluding any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of a Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter, the cost of such independent expert shall be the responsibility of the Partnership. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b)   If the Combined Interest of the Departing General Partner is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into regular Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), the cost of such independent expert shall be the responsibility of the Partnership.

Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to regular Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly-issued regular Common Units.

SECTION 11.4.   Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided however that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

SECTION 12.1.   Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Sections 10.3, 11.1, 11.2 or 12.2, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up:

(a)   upon an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

(b)   upon an election to dissolve the Partnership by the Board of Directors that is approved by a majority of the Directors after December 31, 2011 or such earlier date with the consent of the Manager;

(c)   upon an election to dissolve the Partnership by the General Partner that is approved by the Unitholders holding 66 2∕3% of the voting power of Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates);

(d)   upon the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Limited Partnership Act; or

(e)   at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Limited Partnership Act.

SECTION 12.2.   Continuation of the Business of the Partnership After Event of Withdrawal.

Upon an Event of Withdrawal caused by (a) the withdrawal or removal of the General Partner as provided in Sections 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Sections 11.1 or 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the Unitholders holding a majority of the voting power of Outstanding Voting Units may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)   the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)   if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)   the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided that the right of the Unitholders holding a majority of the voting power of Outstanding Voting Units to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel (x) that the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any successor limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not so treated or taxed).

SECTION 12.3.   Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall select in its sole discretion one or more Persons (which may be the General Partner or any of its Affiliates) to act as Liquidator. If other than the General Partner, the Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class (including Voting Units held by the General Partner and its Affiliates), (2) shall agree not to resign at any time without 15 days’ prior notice and (3) may be removed at any time, with or without cause, by notice of removal approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class (including Voting Units held by the General Partner and its Affiliates). Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the voting power of the Outstanding Voting Units voting as a single class (including Voting Units held by the General Partner and its Affiliates). The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4.   Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Limited Partnership Act and the following:

(a)   Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)   Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

(c)   Liquidation Distributions. All property (valued at fair market value, as determined by the General Partner) and all cash in excess of that amount required to discharge liabilities as provided in Section 12.4(b) shall, subject to Article XVI, be distributed to the Partners in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator, except as provide in Section 5.4(f) and in Section 2(a)(viii) of the Incentive Unit Agreement.

SECTION 12.5.   Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.6.   Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 12.7.   Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.8.   Capital Account Restoration.

No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

SECTION 13.1.   Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner, any Unitholder or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)   a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)   the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)   a change that the General Partner determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or other jurisdiction or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

(d)   a change that the General Partner determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(e)   a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole (including any particular class of Partnership Interests as compared to other classes of Partnership Interests, treating the Common Units as a separate class for this purpose) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Delaware Limited Partnership Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.7 or (iv) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f)   a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including, if the General Partner shall so determine in its sole discretion, a change in the definition of “Quarter” and, subject to Article XVI, the dates on which distributions are to be made by the Partnership;

(g)   an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h)   an amendment that the General Partner determines is necessary for the General Partner to elect to treat the Partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes, if the General Partner determines in its sole discretion that it is no longer in the best interests of the Partnership to continue as a partnership for U.S. federal income tax purposes.

(i)   an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to Section 5.5;

(j)   any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(k)   an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in order to consummate any of the transactions contemplated by the Exchange Agreement;

(l)   an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(m)   an amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Sections 2.4 or 7.1(a);

(n)   a merger, conversion or conveyance pursuant to Section 14.3(d), including any amendment permitted pursuant to Section 14.5; or

(o)   any other amendments substantially similar to the foregoing.

SECTION 13.2.   Amendment Procedures.

Except as provided in Sections 5.4, 13.1, 13.3 and 14.5 and Article XVI, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the Unitholders holding a majority of the voting power of the Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates), unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of the voting power of Outstanding Voting Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of the voting power of Outstanding Voting Units or call a meeting of the Unitholders to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII and Article XVI. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

SECTION 13.3.   Amendment Requirements.

(a)   Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Unitholders holding, or holders of, a percentage of the voting power of Outstanding Voting Units (including Voting Units deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Unitholders or holders of Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates) whose aggregate Outstanding Voting Units constitute not less than the voting or consent requirement sought to be reduced.

(b)   Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without the General Partner’s consent, which consent may be given or withheld in its sole discretion, or (iii) result in the Partnership, or the General Partner or its directors, officers, trustees or agents having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor.

(c)   Except as provided in Sections 13.1 and 14.3 and Article XVI, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests (treating the Common Units as a separate class for this purpose) must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected (including Partnership Interests held by the General Partner and its Affiliates).

(d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of Unitholders holding at least 90% of the voting power of the Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates) unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Limited Partnership Act.

(e)   Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the Unitholders holding of at least 90% of the voting power of the Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates).

SECTION 13.4.   Meetings.

(a)   All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.

(b)   Special meetings of the Limited Partners may be called by the General Partner, in its sole discretion, or by Limited Partners holding 50.1% or more of the Common Units or as otherwise provided in Article XVI. The General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner in its sole discretion on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

(c)   (i)   An annual meeting of the Limited Partners holding Units for the election of Directors to the Board of Directors and such other matters as the General Partner shall submit to a vote of the Limited Partners holding Units shall be held in June of each year beginning in 2010 at such other date and time as may be fixed from time to time by the General Partner at such place within or without the State of Delaware as may be fixed from time to time by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than 10 days nor more than 60 days prior to the date of such meeting.

(ii)   The Limited Partners holding Units shall vote together as a single class for the election of Directors to the Board of Directors. The Limited Partners entitled to vote shall elect by a plurality of the votes cast at such meeting persons to serve on the Board of Directors who are nominated in accordance with the provisions of this Section 13.4(c). The exercise by a Limited Partner of the right to elect the Directors and any other rights afforded to such Limited Partner under this Section 13.4(c) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

(iii)   The initial number of Directors that shall constitute the whole Board of Directors shall be seven (7) and the Board of Directors shall consist of not less than five (5) and not more than nine (9) Directors. The Board of Directors shall consist of at least a majority of Independent Directors and the Manager shall have two (2) representatives serving as directors. Subject to this Section 13.4(c)(iii), the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, provided that no decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. The Board of Directors shall appoint from among its members an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each to be composed solely of Independent Directors, and such other committees as the Board of Directors may deem appropriate or as may be required by any National Securities Exchange on which the Common Units are listed for trading, to serve at the pleasure of the Board of Directors.

(iv)   Each Director shall hold office for a one-year term and until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. Any vacancy on the Board of Directors (including, without limitation, any vacancy caused by an increase in the number of Directors on the Board of Directors) other than a vacancy created by the removal of a Director by the Limited Partners pursuant to the succeeding sentence, may only be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. A Director may be removed, at any time, but only for cause, upon the affirmative vote of the Limited Partners holding of a majority of the voting power of the Outstanding Limited Partner Interests and any vacancy on the Board of Directors created by such removal shall be filled by a vote of the Limited Partners at a meeting of the Limited Partners or by written consent in accordance with Section 13.11.

(v)   (A)   (1)   Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Limited Partners may be made at an annual meeting of the Limited Partners only (a) pursuant to the General Partner’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any Limited Partner who was a Record Holder at the time the notice provided for in this Section 13.4(c)(v) is delivered to the General Partner, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13.4(c)(v).

(2)   For any nominations or other business to be properly brought before an annual meeting by a Limited Partner pursuant to clause (c) of paragraph (A)(1) of this Section 13.4(c)(v), the Limited Partner must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner’s notice shall be delivered to the General Partner not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Limited Partner must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner). For purposes of the 2010 annual meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be June 30, 2009. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Limited Partner’s notice as described above. Such Limited Partner’s notice shall set forth: (a) as to each person whom the Limited Partner proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person and a brief description of the person’s business experience during the past five years, including any other public company directorships, (iii) the class or series and number of any Partnership Securities which are beneficially owned by such person, (iv) a brief description of any arrangement or understanding with any other Person (including the identity of such other Person) by which such person was selected for nomination as a Director and (v) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the Limited Partner proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Limited Partner and any of its Affiliates or Associates, individually or in the aggregate, including any anticipated benefit to the Limited Partner and any of its Affiliates or Associates therefrom; and (c) as to the Limited Partner giving the notice and the Beneficial Owner, if any, on whose behalf the nomination is made (i) the name and address of such Limited Partner, as they appear on the Partnership’s books and records, and of such Beneficial Owner, (ii) the class or series and number of Units which are owned beneficially and of record by such Limited Partner and such Beneficial Owner, and (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Limited Partner and such Beneficial Owner, any of their respective Affiliates or Associates, and any others acting in concert with any of the foregoing. The Board of Directors or any committee thereof may require any proposed nominee to furnish such other information as the Board of Directors or such committee may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the General Partner.

(3)   Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13.4(c)(v) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased effective at the annual meeting and there is no public announcement by the Partnership or the General Partner naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Limited Partner’s notice required by this Section 13.4(c)(v) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the General Partner not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Partnership or the General Partner.

(B)   Nominations of persons for election to the Board of Directors may be made at a special meeting of Limited Partners at which Directors are to be elected pursuant to the General Partner’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors or the Limited Partners pursuant to Section 13.4(a) has determined that Directors shall be elected at such meeting, by any Limited Partner who is a Record Holder at the time the notice provided for in this Section 13.4(c)(v) is delivered to the General Partner, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 13.4(c)(v). In the event the General Partner calls a special meeting of Limited Partners for the purpose of electing one or more Directors to the Board of Directors, any such Limited Partner entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the General Partner’s notice of meeting, if the Limited Partner’s notice required by paragraph (A)(2) of this Section 13.4(c)(v) shall be delivered to the General Partner not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Limited Partner’s notice as described above.

(C)   (1)   Only such persons who are nominated in accordance with the procedures set forth in this Section 13.4(c)(v) shall be eligible to be elected at an annual or special meeting of Limited Partners to serve as Directors. Except as otherwise provided by law, the chairman designated by the General Partner pursuant to Section 13.10 shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 13.4(c)(v) (including whether the Limited Partner or Beneficial Owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Limited Partner’s nominee in compliance with such Limited Partner’s representation as required by clause (A)(2)(b)(vi) of this Section 13.4(c)(v)) and (b) if any proposed nomination was not made in compliance with this Section 13.4(c)(v), to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 13.4(c)(v), unless otherwise required by law, if the Limited Partner (or a qualified representative of the Limited Partner) does not appear at the annual or special meeting of Limited Partners to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership. For purposes of this Section 13.4(c)(v), to be considered a qualified representative of the Limited Partner, a person must be a duly authorized officer, manager or partner of such Limited Partner or must be authorized by a writing executed by such Limited Partner or an electronic transmission delivered by such Limited Partner to act for such Limited Partner as proxy at the meeting of Limited Partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Limited Partners.

(2)   For purposes of this Section 13.4(c)(v), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Partnership or the General Partner with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act.

(3)   Notwithstanding the foregoing provisions of this Section 13.4(c)(v), a Limited Partner shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.4(c)(v); provided however, that any references in this Agreement to the Securities Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 13.4(c)(v) (including paragraphs A(1)(c) and B hereof), and compliance with paragraphs A(1)(c) and B of this Section 13.4(c)(v) shall be the exclusive means for a Limited Partner to make nominations.

(vi)   Notwithstanding anything to the contrary in this Section 13.4(c) or elsewhere in this Agreement, the Board of Directors may not adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership without Special Director Approval and Special LP Approval.

(vii)   Notwithstanding anything to the contrary in this Section 13.4(c) or elsewhere in this Agreement, the General Partner may not amend this Section 13.4(c) or any other provision of this Agreement to provide for a classified Board of Directors without Special Director Approval and Special LP Approval.

(viii)   The Partnership and the General Partner shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(c), including, without limitation, amending the organizational documents of the General Partner such that at all times the organizational documents of the General Partner shall provide (i) that the Directors shall be elected in accordance with the terms of this Agreement, and (ii) terms consistent with this Section 13.4(c)

(ix)   Except as provided in this Agreement or otherwise required by the Delaware Limited Partnership Act, each Director shall have the same fiduciary duties and obligations to the Partnership and the Limited Partners as a director of a corporation incorporated under the DGCL has to such corporation and its stockholders, as if such Directors of the Company were directors of a corporation incorporated under the DGCL.

SECTION 13.5.   Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 17.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

SECTION 13.6.   Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

SECTION 13.7.   Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

SECTION 13.8.   Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

SECTION 13.9.   Quorum.

Subject to Section 13.4 (b), the Limited Partners holding a majority of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by Limited Partners holding a greater percentage of the voting power of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the voting power of the Outstanding Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage of the voting power shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Limited Partner Interests specified in this Agreement (including Outstanding Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of the voting power of the Outstanding Limited Partner Interests entitled to vote at such meeting (including Outstanding Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

SECTION 13.10.   Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.

SECTION 13.11.   Action Without a Meeting.

Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the voting power of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner in its sole discretion. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the requisite percentage of the voting power of Limited Partners or other holders of Outstanding Voting Units acting by written consent without a meeting.

SECTION 13.12.   Voting and Other Rights.

(a)   Only those Record Holders of Outstanding Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 3.5) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests. Each Common Unit shall entitle the holder thereof to one vote for each Common Unit held of record by such holder as of the relevant Record Date.

(b)   With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

SECTION 13.13.   Preferred Units.

Holders of Preferred Units shall have no voting, approval or consent rights under this Article XIII. Voting, approval and consent rights of holders of Preferred Units shall be solely as provided for and set forth in Article XVI.

ARTICLE XIV

MERGER

SECTION 14.1.   Authority.

The Partnership may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), formed under the laws of the State of Delaware or any other domestic or foreign jurisdiction, pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.

SECTION 14.2.   Procedure for Merger, Consolidation or Other Business Combination.

Merger, consolidation or other business combination of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger, consolidation or other business combination, the General Partner shall approve the Merger Agreement, which shall set forth:

(a)   The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;

(b)   The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the “Surviving Business Entity”);

(c)   The terms and conditions of the proposed merger, consolidation or other business combination;

(d)   The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)   A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;

(f)   The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and

(g)   Such other provisions with respect to the proposed merger, consolidation or other business combination that the General Partner determines in its sole discretion to be necessary or appropriate.

SECTION 14.3.   Approval by Limited Partners of Merger, Consolidation or Other Business Combination.

(a)   Except as provided in Section 14.3(d) and subject to Article XVI, the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement and the merger, consolidation or other business combination contemplated thereby be submitted to a vote of holders of Voting Units, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)   Except as provided in Section 14.3(d), the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates).

(c)   Except as provided in Section 14.3(d), after such approval by vote or consent of the holders of Voting Units, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to (i) effect the Merger, the Exchange and all transactions contemplated by the Exchange Agreement and (ii) convert the Partnership or any Group Member into a new limited liability entity, including a corporation, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity, including a corporation and including a limited liability entity in a foreign jurisdiction, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member; provided that, with respect to any conversion, merger or conveyance pursuant to clause (ii) above, (A) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity or the jurisdiction of organization of the Partnership into a new jurisdiction of organization, including any foreign jurisdiction or to cause the Partnership to be taxable as a corporation and (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

SECTION 14.4.   Certificate of Merger or Consolidation.

Upon the required approval by the General Partner and the holders of Voting Units of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Limited Partnership Act.

SECTION 14.5.   Amendment of Partnership Agreement.

Pursuant to Section 17-211(g) of the Delaware Limited Partnership Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

SECTION 14.6.   Effect of Merger.

(a)   At the effective time of the certificate of merger or consolidation or similar certificate:

(i)   all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)   the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;

(iii)   all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)   all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)   A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

(c)   Limited Partners shall not be entitled to dissenters’ rights of appraisal as a result of a merger, consolidation or other business combination effected pursuant to this Article.

SECTION 14.7.   Preferred Units.

Notwithstanding anything to the contrary, the provisions of Section 14.3 are not applicable to Preferred Units or the holders of Preferred Units. Holders of Preferred Units shall have no voting, approval or consent rights under this Article XIV. Voting, approval and consent rights of holders of Preferred Units shall be solely as provided for and set forth in Article XVI.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

SECTION 15.1.   Right to Acquire Limited Partner Interests.

(a)   Notwithstanding any other provision of this Agreement, if at any time less than 10% of the total Limited Partner Interests of any class then Outstanding (other than Preferred Units) is held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interest of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner in its sole discretion, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner in its sole discretion; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a Business Day.

(b)   If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests (in the case of Limited Partner Interests evidenced by Certificates, upon surrender of Certificates representing such Limited Partner Interests) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest (in the case of Limited Partner Interests evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests) and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

(c)   If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the holders of such Limited Partner Interests shall be entitled to appraisal rights.

ARTICLE XVI

TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF PREFERRED UNITS

SECTION 16.1.   Designation.

The Series A Preferred Units are hereby designated and created as a series of Preferred Units. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit. The Series A Preferred Units are not “Voting Units” for purposes of this Agreement. As of any date of determination, the Percentage Interest as to any Series A Holder in its capacity as such with respect to Series A Preferred Units shall be 0% as such term applies to all Limited Partners; provided, however, that when such term is used to only apply to Series A Holders, “Percentage Interest” shall mean, with respect to any holder of Series A Preferred Units in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Series A Preferred Units held by such holder on such date relative to the aggregate number of Series A Preferred Units then Outstanding as of such date.

SECTION 16.2.   Definitions.

The following terms apply only to this Article XVI.

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2017.

“Distribution Period” means the period from and including a Distribution Payment Date to, but excluding, the next Distribution Payment Date, except that the initial Distribution Period commences on and includes February 7, 2017.

“Gross Ordinary Income” has the meaning set forth in Section 16.6.

“Junior Units” means Common Units and any other equity securities that the Partnership may issue in the future ranking, as to the payment of distributions, junior to the Series A Preferred Units.

“Nonpayment” has the meaning set forth in Section 16.7(a).

“Optional Redemption Amount” has the meaning set forth in Section 16.5(f).

“Optional Redemption Date” has the meaning set forth in Section 16.5(f).

“Parity Units” means any Partnership Securities, including Preferred Units, that the Partnership may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Units with respect to payment of distributions and distribution of assets upon a Dissolution Event.

“Person” means, with respect to Article XVI only, an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity including government or political subdivision or an agency or instrumentality thereof.

“Series A Distribution Rate” means 6.0%.

“Series A Holder” means a holder of Series A Preferred Units.

“Series A Liquidation Preference” means $25.00 per Series A Preferred Unit. The Series A Liquidation Preference shall be the “Liquidation Preference” with respect to the Series A Preferred Units.

“Series A Liquidation Value” means the sum of the Series A Liquidation Preference and accumulated and unpaid distributions, if any, to, but excluding, the date of the Dissolution Event on the Series A Preferred Units.

“Series A Preferred Unit” means a 6.0% Series A Preferred Unit having the designations, rights, powers and preferences set forth in Article XVI.

“Series A Record Date” means, with respect to any Distribution Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively. These Series A Record Dates shall apply regardless of whether a particular Series A Record Date is a Business Day. The Series A Record Dates shall constitute Record Dates with respect to the Series A Preferred Units for the purpose of distributions on the Series A Preferred Units.

“Voting Preferred Units” has the meaning set forth in Section 16.7(a).

“VWAP” means the volume-weighted average price per share for any given trading day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page V <equity> VWAP (or any equivalent successor page) in respect of the period from 9:30 am EST to 4:00 pm EST, or if such volume-weighted average price is unavailable, Reuters volume weighted average price shall be used as displayed under their “Time Series Data” for the Partnership (/V.N)

using the “Vol x Prc1” field; or if such volume-weighted average price is unavailable, the market value per share of the Common Units on such trading day as calculated by the Partnership using a volume weighted average that uses the price and volume of each trade of Common Units on the New York Stock Exchange from 9:30 am EST to 4:00 pm EST for that trading day.

SECTION 16.3.   Distributions.

(a)   The Series A Holders shall be entitled to receive with respect to each Series A Preferred Unit owned by such holder, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, cumulative quarterly distributions, payable in cash or in kind or a combination thereof at the sole discretion of the Board of Directors, on the applicable Distribution Payment Date that corresponds to the Record Date for which the Board of Directors has declared a distribution, if any, at a rate per annum equal to the Series A Distribution Rate of the Series A Liquidation Preference. Such distributions shall be cumulative and shall accrue from the date of issuance of the applicable Series A Preferred Units. If a Distribution Payment Date is not a Business Day, the related distribution (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Distribution Payment Date, without any increase to account for the period from such Distribution Payment Date through the date of actual payment. Distributions payable on the Series A Preferred Units for any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Partnership’s register at the close of business, New York City time, on a Series A Record Date, provided that if the Series A Record Date is not a Business Day, the declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Partnership’s register at the close of business, New York City time on the Business Day immediately preceding such Series A Record Date.

(b)   The Board of Directors, or a duly authorized committee thereof, may, in its sole discretion, choose to pay distributions on the Series A Preferred Units without the payment of any distributions on any Junior Units.

(c)   Distributions on the Series A Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series A Preferred Units will accumulate as of the applicable Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Distribution Payment Date, to holders of record of the Series A Preferred Units on the record date fixed by the Partnership acting through the General Partner. Accumulated and unpaid distributions will not bear interest.

(d)   When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related Distribution Period) in full upon the Series A Preferred Units or any Parity Units, all distributions declared upon the Series A Preferred Units and all such Parity Units payable on such Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all accumulated and unpaid distributions per Unit on the Series A Preferred Units and all accumulated unpaid distributions per Unit on all Parity Units payable on such Distribution Payment Date (or in the case of non-cumulative Parity Units, unpaid distributions for the then-current Distribution Period (whether or not declared) and in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e)   No distributions may be declared or paid or set apart for payment on any Series A Preferred Units if at the same time any arrears exist or default exists in the payment of distributions on any Outstanding Units ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Units, subject to any applicable terms of such Outstanding Units.

(f)   Series A Holders shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Agreement and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g)   The Partners intend that no portion of the distributions paid to the Series A Holders pursuant to this Section 16.3 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and no Partner shall take any position inconsistent to such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

SECTION 16.4.   Rank.

The Series A Preferred Units shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a)   junior to all of the Partnership’s existing and future indebtedness and any equity securities, including Preferred Units, that the Partnership may authorize or issue, the terms of which provide that such securities shall rank senior to the Series A Preferred Units with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b)   equally to any Parity Units; and

(c)   senior to any Junior Units.

SECTION 16.5.   Redemption.

(a)   Subject to any limitations that may be imposed by law, the Partnership may, at any time, in the General Partner’s sole discretion, redeem the Series A Preferred Units, in whole or in part, in cash or in Common Units or a combination thereof, at the sole discretion of the Board of Directors, at a redemption price equal to the Liquidation Preference per Series A Preferred Unit plus an amount equal to accumulated and unpaid distributions, if any, on such Series A Preferred Unit to, but excluding, the redemption date. If less than all of the Outstanding Series A Preferred Units are to be redeemed, the General Partner shall select the Series A Preferred Units to be redeemed from the Outstanding Series A Preferred Units not previously called for redemption pro rata (as nearly as possible).

(b)   In the event the Partnership shall redeem any or all of the Series A Preferred Units as aforesaid in Section 16.5(a) or in Sections 16.5(f) or (g) of this Agreement, the Partnership shall give notice of any such redemption to the Series A Holders not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series A Holder shall not affect the validity of the proceedings for the redemption of any Series A Preferred Units being redeemed.

(c)   Notice having been given as herein provided and so long as funds sufficient to pay the redemption price for all of the Series A Preferred Units called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Units called for redemption shall no longer be deemed Outstanding, and all rights of the Series A Holders thereof shall cease other than the right to receive the redemption price, without interest.

(d)   Except as set forth in Sections 16.5(f) and (g), the Series A Holders shall have no right to require redemption of any Series A Preferred Units.

(e)   Without limiting clause (c) of this Section 16.5, if the Partnership shall deposit, on or prior to any date fixed for redemption of Series A Preferred Units (pursuant to notice delivered in accordance with Section 16.5(b)), with any bank or trust company as a trust fund, a fund sufficient to redeem the Series A Preferred Units called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the General Partner may determine, to the respective Series A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Units so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series A Preferred Units to the holders thereof and from and after the date of such deposit said Series A Preferred Units shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders of Units with respect to such Series A Preferred Units, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the General Partner may determine, payment of the redemption price of such Series A Preferred Units without interest.

(f)   The Series A Holders have the right to require the Partnership to repurchase up to 1,600,000 Series A Preferred Units (as may be reduced pursuant to the immediately following sentence, the “Optional Redemption

Amount”) on the third (3rd) anniversary of the original issuance date of the Series A Preferred Units (the “Optional Redemption Date”) at a redemption price equal to the Liquidation Preference per Series A Preferred Unit plus an amount equal to accumulated and unpaid distributions, if any, on such Series A Preferred Unit to, but excluding, the redemption date, in cash. The Optional Redemption Amount shall be reduced by the number of any Series A Preferred Units called for redemption by the Partnership (which shall be on a pro rata basis) in cash prior to the Optional Redemption Date. The General Partner shall give notice of such repurchase option to the Series A Holders at least 30 days prior to the Optional Redemption Date, which notice shall include the procedures that Series A Holders must follow to require the Partnership to repurchase their Series A Preferred Units. If Series A Holders elect to have the Partnership repurchase an aggregate number of Series A Preferred Units in excess of the Optional Redemption Amount, the Partnership shall repurchase such Series A Preferred Units on a pro rata basis (based on the relative number of Series A Preferred Units that such Series A Holders have elected to be repurchased in such optional redemption) up to the Optional Redemption Amount.

(g)   If not earlier redeemed pursuant to this Section 16.5, on the date that is the ninth (9th) anniversary of the original issuance date of the Series A Preferred Units, the Partnership shall redeem all of the Series A Preferred Units at a redemption price equal to the Liquidation Preference per Series A Preferred Unit plus an amount equal to accumulated and unpaid distributions, if any, on such Series A Preferred Unit to, but excluding, the redemption date, in cash or in Common Units or a combination thereof, at the sole discretion of the Board of Directors.

(h)   If the Partnership elects to redeem any Series A Preferred Units pursuant to this Section 16.5 in Common Units, such Units shall be valued for such purpose at the VWAP per Common Unit for the sixty (60) consecutive Trading Days immediately preceding the applicable redemption date.

SECTION 16.6.   Allocations.

Before giving effect to the allocations set forth in Section 6.2(a), Gross Ordinary Income for the Fiscal Year shall be specially allocated Pro Rata to the Unitholders holding Series A Preferred Units in accordance with each Unitholder’s Percentage Interest with respect to their Series A Preferred Interests in an amount equal to the sum of (i) the amount of cash distributed with respect to the Series A Preferred Units pursuant to Section 16.3 during such Fiscal Year and (ii) the excess, if any, of the amount of cash distributed with respect to the Series A Preferred Units pursuant to Section 16.3 in all prior Fiscal Years over the amount of Gross Ordinary Income allocated to the Series A Holders pursuant to this Section 16.6 in all prior Fiscal Years. For purposes of this Section 16.6, “Gross Ordinary Income” means the Partnership’s gross income excluding any gross income attributable to the sale or exchange of “capital assets” as defined in Section 1221 of the Code. Allocations to Series A Holders of Gross Ordinary Income shall consist of a proportionate share of each Partnership item of Gross Ordinary Income for such Fiscal Year in accordance with each Unitholder’s Percentage Interest with respect to such Unitholder’s Preferred Units.

SECTION 16.7.   Voting.

(a)   Notwithstanding any provision in this Agreement to the contrary, and except as set forth in this Section 16.7, the Series A Preferred Units shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series A Holders shall not be required for the taking of any Partnership action or inaction. If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Units or six quarterly distributions (whether or not consecutive) payable on any series or class of Parity Units have not been declared and paid (a “Nonpayment”), the number of directors then constituting the Board of Directors automatically shall be increased by two and the Series A Holders, voting together as a single class with the holders of any other class or series of Parity Units then Outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, “Voting Preferred Units”), shall have the right to elect these two additional directors at a meeting of the Series A Holders and the holders of such Voting Preferred Units called as hereafter provided. When quarterly distributions have been declared and paid on the Series A Preferred Units for four consecutive Distribution Periods following the Nonpayment, then the right of the Series A Holders and the holders of such Voting Preferred Units to elect such two additional directors shall cease and the terms of office of all directors elected by the Series A Holders and holders of the Voting Preferred Units shall forthwith terminate immediately and the number of directors constituting the whole Board of Directors automatically shall be reduced by two. However, the right of the Series A Holders and the holders of the Voting Preferred Units to elect two additional directors on the Board of Directors of the General Partner shall again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above.

(b)   If a Nonpayment or a subsequent Nonpayment shall have occurred, the Secretary of the General Partner may, and upon the written request of any holder of Series A Preferred Units (addressed to the Secretary at the principal office of the Partnership) shall, call a special meeting of the Series A Holders and holders of the Voting Preferred Units for the election of the two directors to be elected by them. The directors elected at any such special meeting shall hold office until the next annual meeting or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. The General Partner shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XIII of this Agreement in connection with the expiration of the term of the two directors elected pursuant to this Section 16.7. The Series A Holders and holders of the Voting Preferred Units, voting together as a class, may remove any director elected by the Series A Holders and holders of the Voting Preferred Units pursuant to this Section 16.7. If any vacancy shall occur among the directors elected by the Series A Holders and holders of the Voting Preferred Units, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the Series A Holders and holders of the Voting Preferred Units or the successor of such remaining director, to serve until the next special meeting (convened as set forth in the immediately preceding sentence) held in place thereof if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 16.7, any such annual or special meeting shall be called and held applying procedures consistent with Article XIII of this Agreement as if references to Limited Partners were references to Series A Holders and holders of Voting Preferred Units.

(c)   Notwithstanding anything to the contrary in Article XIII or Article XIV, but subject to Section 16.7(d), so long as any Series A Preferred Units are Outstanding, the affirmative vote of at least 66 2∕3% of the votes entitled to be cast by the Series A Holders and holders of the Voting Preferred Units, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:

(i)   to amend, alter or repeal any of the provisions of this Article XVI relating to the Series A Preferred Units or any series of Voting Preferred Units, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the Series A Holders or holders of the Voting Preferred Units; and

(ii)   to authorize, create or increase the authorized amount of, any class or series of Preferred Units having rights senior to the Series A Preferred Units with respect to the payment of distributions or distributions of amounts upon any Dissolution Event;

provided, however, that,

(x)   in the case of subparagraph (i) above, no such vote of the Series A Preferred Units or the Voting Preferred Units, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series A Preferred Unit and Voting Preferred Unit remains Outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having the rights, powers and preferences thereof substantially similar to those of such Series A Preferred Units or the Voting Preferred Units, as the case may be;

(y)   in the case of subparagraph (i) above, if such amendment affects materially and adversely the rights, powers and preferences of one or more but not all of the classes or series of Voting Preferred Units and the Series A Preferred Units at the time Outstanding, the affirmative vote of at least 66 2∕3% of the votes entitled to be cast by the Unitholders of all such classes or series of Voting Preferred Units and the Series A Preferred Units so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66 2∕3% of the votes entitled to be cast by the Voting Preferred Units and the Series A Preferred Units otherwise entitled to vote as a single class in accordance herewith; and

(z)   in the case of subparagraph (i) or (ii) above, no such vote of the Series A Holders or Unitholders of the Voting Preferred Units, as the case may be, shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Units or Voting Preferred Units, as the case may be, at the time Outstanding.

(d)   For the purposes of this Section 16.7, neither:

(i)   the amendment of provisions of this Agreement so as to authorize or create or issue, or to increase the authorized amount of, any Junior Units or any Parity Units; nor

(ii)   any merger, consolidation or otherwise, in which (1) the Partnership is the surviving entity and the Series A Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Units for other preferred equity securities having rights, powers and preferences (including with respect to redemption thereof) substantially similar to that of the Series A Preferred Units under this Agreement (except for changes that do not materially and adversely affect the Series A Preferred Units considered as a whole)

shall be deemed to materially and adversely affect the rights, powers and preferences of the Series A Preferred Units or holders of Voting Preferred Units.

(e)   For purposes of the foregoing provisions of this Section 16.7 of this Agreement, each Series A Holder shall have one vote per Series A Preferred Unit, except that when any other series of Preferred Units shall have the right to vote with the Series A Preferred Units as a single class on any matter, then the Series A Holders and the holders of such other series of Preferred Units shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

(f)   The General Partner may cause the Partnership to, from time to time, without notice to or consent of the Series A Holders or holders of other Parity Units, issue additional Series A Preferred Units.

SECTION 16.8.   Liquidation Rights.

(a)   Upon any Dissolution Event, after payment or provision for the liabilities of the Partnership (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Units in accordance with Section 12.4 of this Agreement, the Series A Holders shall be entitled to receive out of the assets of the Partnership or proceeds thereof available for distribution to Unitholders, before any payment or distribution of assets is made in respect of Junior Units, distributions equal to the lesser of (x) the Series A Liquidation Value and (y) the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series A Preferred Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 16.6 of this Agreement for the taxable year in which the Dissolution Event occurs) pursuant to Section 12.4 of this Agreement, Pro Rata based on the full respective distributable amounts to which each Series A Holder is entitled pursuant to this Section 16.8(a).

(b)   Upon a Dissolution Event, after each Series A Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series A Preferred Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 16.6 of this Agreement for the taxable year in which the Dissolution Event occurs), such Series A Holder shall not be entitled to any further participation in any distribution of assets by the Partnership.

(c)   If the assets of the Partnership available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series A Holders and Unitholders of all other Outstanding Parity Units, if any, such assets shall be distributed to the Series A Holders and Unitholders of such Parity Units pro rata, based on the full respective distributable amounts to which each such Unitholder is entitled pursuant to this Section 16.8.

(d)   Nothing in this Section 16.8 shall be understood to entitle the Series A Holders to be paid any amount upon the occurrence of a Dissolution Event until Unitholders of any classes or series of Units ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series A Preferred Units have been paid all amounts to which such classes or series of Units are entitled.

(e)   For the purposes of this Agreement, neither the sale, conveyance, exchange or transfer, for cash, Units, securities or other consideration, of all or substantially all of the Partnership’s property or assets nor the consolidation, merger or amalgamation of the Partnership with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Partnership shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 16.8, no payment will be made to the Series A Holders pursuant to this Section 16.8 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Partnership’s Subsidiaries or upon any reorganization of the Partnership into another limited liability entity pursuant to provisions of this Agreement that allow the Partnership to convert, merge or convey its assets to another limited liability entity with or without Limited Partner approval (including a transaction pursuant to Sections 9.5 or 14.3) or (ii) if the Partnership engages in a reorganization or other transaction in which a successor to the Partnership issues equity securities to the Series A Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series A Preferred Units pursuant to provisions of this Agreement that allow the Partnership to do so without Limited Partner approval.

SECTION 16.9.   No Duties to Series A Holders.

Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, neither the General Partner nor any other Indemnitee shall have any duties or liabilities to the Series A Holders.

ARTICLE XVII

GENERAL PROVISIONS

SECTION 17.1.   Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below.

Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.

Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 17.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 17.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

SECTION 17.2.   Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 17.3.   Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

SECTION 17.4.   Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 17.5.   Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 17.6.   Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 17.7.   Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.2(a), without execution hereof.

SECTION 17.8.   Applicable Law.

This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

SECTION 17.9.   Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 17.10.   Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

SECTION 17.11.   Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Units is expressly permitted by this Agreement.

SECTION 17.12.   Incorporation of Sections 2(a), 2(b) and 2(c) of the Incentive Unit Agreement into this Agreement.

Sections 2(a), 2(b) and 2(c) of the Incentive Unit Agreement shall be treated as part of this Agreement as described in Section 761(c) of the Code and Section 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

GENERAL PARTNER:

STEEL PARTNERS HOLDINGS GP INC.

By:	/s/ Douglas B. Woodworth
	Name:	Douglas B. Woodworth
	Title:	Chief Financial Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 10.2(a).

STEEL PARTNERS HOLDINGS GP INC.

By:	/s/ Douglas B. Woodworth
	Name:	Douglas B. Woodworth
	Title:	Chief Financial Officer

EXHIBIT A
to the Agreement of Limited Partnership of
Steel Partners Holdings L.P.

Certificate Evidencing Common Units
Representing Limited Partner Interests in
Steel Partners Holdings L.P.

No.	Common Units

In accordance with Section 4.1 of the Agreement of Limited Partnership of Steel Partners Holdings L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Steel Partners Holdings L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                                            (the “Holder”) is the registered owner of                                Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed by a duly executed assignment in the form set forth on the reverse hereof. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 590 Madison Avenue, 32nd Floor, New York, NY 10022. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF STEEL PARTNERS HOLDINGS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF STEEL PARTNERS HOLDINGS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE STEEL PARTNERS HOLDINGS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). STEEL PARTNERS HOLDINGS GP INC. , THE GENERAL PARTNER OF STEEL PARTNERS HOLDINGS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF STEEL PARTNERS HOLDINGS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS TRADED.

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This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Steel Partners Holdings L.P.

Countersigned and Registered by:	By:	Steel Partners Holdings GP Inc., its General Partner

By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

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[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT
TEN ENT -	as tenants by the entireties	Custodian
		(Cust)	(Minor)
JT TEN -	as joint tenants with right of	under Uniform Gifts to
	survivorship and not as	Minors Act
	tenants in common		(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
IN
STEEL PARTNERS HOLDINGS L.P.

FOR VALUE RECEIVED,                  hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of Steel Partners Holdings L.P.

Date:	NOTE	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17A(d)-15

(Signature)

(Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration and is properly endorsed by a duly executed assignment in the form set forth above.

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